As filed with the Securities and Exchange Commission on February 2, 2004
                                                     Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------


                        PEAK ENTERTAINMENT HOLDINGS, INC.
                 (Name of small business issuer in its charter)


    Nevada                             3942                      87-0449399
(State or other            (Primary Standard Industrial      (I.R.S. Employer
Jurisdiction of            Classification Code Number)      Identification No.)
Incorporation or
Organization)

                           Bagshaw Hall, Bagshaw Hill
                        Bakewell, Derbyshire, UK DE45 1DL
                                 44 1629 814555

          (Address and telephone number of principal executive offices and principal place of business)

                          Wilfred Shorrocks, President
                        PEAK ENTERTAINMENT HOLDINGS, INC.
                           Bagshaw Hall, Bagshaw Hill
                        Bakewell, Derbyshire, UK DE45 1DL
                                 44 1629 814555
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                                  212-286-0747
                              (212) 808-4155 (fax)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________


                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of each class of                         Amount to be                 Proposed               Proposed             Amount of
securities to be registered                    registered (1)           maximum offering       maximum aggregate    registration fee
                                                                       price per share (2)      offering price
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value                        583,333             $        0.40          $  233,333.20         $       29.56
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value,                     6,366,667             $        0.40          $2,546,666.80         $      322.66
issuable upon conversion of
$1,550,000 8% convertible debentures
Common Stock, $.001 par value,                     3,790,000             $        0.40          $   1,516,000         $      192.08
issuable upon exercise of Warrants
------------------------------------------------------------------------------------------------------------------------------------

               Total                              10,740,000                                    $   4,296,000         $      544.30
------------------------------------------------------------------------------------------------------------------------------------


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the bid price as reported on the Over-The-Counter Bulletin Board on January 27, 2004, which was $0.40 per share.

(3) Includes a good faith estimate of up to 1,200,000 shares of common stock we agreed to seek registration for that we may be required to issue as penalty shares on the debentures in the event that we do not obtain or seek effectiveness of this registration statement, or if it is not declared effective within a specified timeframe.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2004

                        PEAK ENTERTAINMENT HOLDINGS, INC.
                              10,740,000 SHARES OF
                                  COMMON STOCK

            This prospectus relates to the resale by the selling stockholders of up to 10,740,000 shares of our common stock, including:

            o     583,333 shares of common stock;

            o 6,366,667 shares of common stock underlying convertible debentures, including shares of common stock underlying penalty shares on the debentures that we agreed to seek registration that we may be required to issue in the event that we do not obtain or seek effectiveness of this registration statement, or if it is not declared effective within a specified timeframe; and

            o up to 3,790,000 shares issuable upon the exercise of common stock purchase warrants.

The convertible debentures are convertible into our common stock at $0.30 per share. The warrants are exercisable at a price of $0.50 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

            Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "PKEH". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 27, 2004, was $.40.

            Investing in these securities involves significant risks. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is [February 2, 2004].

            THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY PEAK ENTERTAINMENT HOLDINGS, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


Prospectus Summary                                                             2
Risk Factors                                                                   5
Use of Proceeds                                                               12
Market For Common Equity and Related Stockholder Matters                      12
Management's Discussion and Analysis                                          13
Our Business                                                                  22
Management                                                                    31
Certain Relationships and Related Transactions                                33
Security Ownership of Certain Beneficial Owners and Management                34
Description of Securities                                                     35
Indemnification for Securities Act Liabilities                                36
Plan of Distribution                                                          37
Penny Stock                                                                   38
Selling Stockholders                                                          39
Legal Matters                                                                 41
Experts                                                                       41
Available Information                                                         41
Index to Financial Statements                                                 42

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

PEAK ENTERTAINMENT HOLDINGS, INC.

On April 22, 2003, Peak Entertainment Ltd., together with its subsidiaries, were acquired by Palladium Communications, Inc., a Nevada corporation, which subsequently changed its name to Peak Entertainment Holdings, Inc. on May 14, 2003. Under the terms of the agreement, we acquired 100 percent of Peak Entertainment Ltd.'s outstanding shares in exchange for the issuance by us of 19,071,684 shares of our common stock to the holders of Peak Entertainment Ltd. The new shares constituted 90 percent of the outstanding shares of Peak Entertainment Holdings, Inc. after the acquisition. In connection with the acquisition, pursuant to a separate asset purchase agreement, dated as of April 22, 2003, substantially all of the assets and certain liabilities of Palladium, excluding the ownership of Peak Entertainment Ltd, was transferred to Palladium Consulting Group, LLC. Therefore, at the time of the acquisition, Palladium Communications was considered to be a public shell.

We intend to be a fully integrated media company focused on the children's market. Our activities include or will include production of television entertainment, character licensing and consumer products development, including manufacturing and distribution. Integration will enable us to take a property from concept to consumer, fully in-house, controlling and coordinating broadcast, promotions and product launches, such as toys, apparel, and video games, intended to build market momentum and worldwide brand equity. We operate through our wholly-owned subsidiary, Peak Entertainment, Ltd., a United Kingdom registered company incorporated in November 2001, headquartered in Bakewell, England.

Our principal offices are located at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, United Kingdom, and our telephone number is 44-1629-814555. We are a Nevada corporation.


THE OFFERING
Common stock offered by selling stockholders                Up to 10,740,000 shares.

                                                            o  583,333 shares of common stock;

                                                            o  up to 6,366,667 shares of common stock
                                                               underlying 8% convertible debentures in the
                                                               principal amount of $1,550,000, including
                                                               shares underlying penalty shares issuable in
                                                               connection with the debentures; and

                                                            o  up to 3,790,000 shares issuable upon the
                                                               exercise of common stock purchase warrants.

                                                            This number would represent approximately 32% of our
                                                            outstanding stock if all of such 10,740,000 shares were
                                                            issued.

Common stock to be outstanding after the offering           Up to 32,930,760 shares

Use of proceeds                                             We will not receive any proceeds from the sale
                                                            of the common stock.

                                                            However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the
                                                            warrants. We expect to use the proceeds received from the
                                                            exercise of the warrants, if any, for general working
                                                            capital purposes.

Over-The-Counter Bulletin Board Symbol                      PKEH

The above information regarding common stock to be outstanding after the offering is based on 22,774,093 shares of common stock outstanding as of January 30, 2004, and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.

On December 17, 2003, we amended a July 2003 consulting agreement with Jack Kuessous pursuant to which we issued to Kuessous warrants to purchase 240,000 shares of common stock, exercisable for three years at $1.20 per share. Under the amended consulting agreement, we issued warrants to purchase 240,000 shares of common stock, exercisable for three years at $0.50 per share in exchange for the previously issued warrants.

On December 17, 2003, we entered into a Cancellation of Debt in Exchange for Securities Agreement, whereby we exchanged a debt of $100,000 owed to Jack Kuessous, loaned to us on July 9, 2003. In exchange for cancellation of the debt, we issued to Kuessous 583,333 shares of common stock and 150,000 common stock purchase warrants exercisable for three years at $0.50 per share.

On January 5, 2004, we completed an agreement with former debenture holders. Under the agreement, we exchanged $1,000,000 and 1,000,000 shares of our unregistered common stock in return for the surrender of an aggregate of $1,000,000 principal amount of 12% convertible debentures and warrants to purchase 2,215,000 shares of common stock, issued pursuant to a Securities Purchase Agreement dated as of February 28, 2002, as amended, and a Securities Purchase Agreement dated as of April 22, 2003. The $1,000,000 payment consisted of $500,000 in cash and $500,000 by promissory notes. The promissory notes are payable no later than March 22, 2004. Payment of the promissory notes is secured by $500,000 placed in escrow. The agreement provides that after a period of thirteen months, all of the 1,000,000 shares of common stock still owed at that time may be put to us at $.75 per share, on an all-or-none basis, for a one month period. We also paid for $10,000 of the former debenture holders' fees and expenses in connection with the transaction.

On January 5, 2004, we entered into Securities Purchase Agreements with four accredited investors: Platinum Partners Global Macro Fund LP, Gary Barnett, Millstones Brands Inc. and Dan Brecher . Pursuant to the agreements, we sold $1,500,000 in 8% convertible debentures due January 5, 2007 and 3,000,000 common stock purchase warrants. The purchase price totaled $1,500,000, of which $750,000 was paid in cash, and $750,000 by promissory notes. The promissory notes are due upon the earlier of March 22, 2004 or the effectiveness of this registration statement. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due on January 7 of each year, commencing with January 7, 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. The warrants are exercisable at a price of $0.50 per share. After the tenth consecutive business day in which our common stock trades at $3.00 or greater, the warrants become redeemable at $0.10 per warrant.

On January 23, 2004, we entered into an agreement for services with Vintage Filings, LLC. Pursuant to the agreement, Vintage is to provide certain filing services for us for one year. We issued to Vintage 300,000 common stock purchase warrants, exercisable for three years at $0.50 per share.

On January 29, 2004, we entered into a Securities Purchase Agreement with Shai Stern. Pursuant to the agreement, we sold $50,000 in 8% convertible debentures due January 29, 2007 and 100,000 common stock purchase warrants. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due on January 29 of each year, commencing with January 29, 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. The warrants are exercisable at a price of $0.50 per share. After the tenth consecutive business day in which our common stock trades at $3.00 or greater, the warrants become redeemable at $0.10 per warrant.

The selling stockholders who hold convertible debentures have each separately contractually agreed to restrict their abilities to convert the debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders," "Description of Our Securities" and "Risk Factors" sections for a complete description of the convertible debentures and the warrants.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

            As of January 30, 2004, we had 22,774,093 shares of common stock issued and outstanding, and convertible debentures outstanding that may be converted into approximately 5,166,667 shares of common stock, and warrants outstanding to purchase up to 4,540,000 shares of common stock in the near future. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

            The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert debentures and exercise warrants and sell the full amount issuable on conversion and exercise. Although each of the selling stockholders who own debentures may not convert their convertible debentures or exercise their warrants if such conversion or exercise would cause the stockholder to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting or exercising some of their holdings selling those holdings, and then converting the rest of their holdings. In this way, selling stockholders could sell more than this limit while never holding more than this limit.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

            In January 2004, we entered into Securities Purchase Agreements for the sale of an aggregate of $1,550,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreements or related convertible debentures, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $100,000, the institution of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, and the delisting of our common stock could require the early repayment of the convertible debentures if the default is not cured within the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, a debenture holder could commence legal action against us and foreclose on substantially all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

AT THE OPTION OF THE HOLDERS OF OUR CONVERTIBLE DEBENTURES, THE INTEREST PAYABLE ON SUCH DEBENTURES MAY BE PAID IN SHARES OF OUR COMMON STOCK, REQUIRING THE ISSUANCE OF A SUBSTANTIAL NUMBER OF SHARES TO THE INVESTORS.

            The convertible debentures we issued in January 2004 bear interest at the rate of 8% per year. Aggregate interest payable on these debentures is a total of $124,000 annually, and over three years may aggregate $372,000. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. If the debenture holders elects to receive interest in common stock, this would equate to 413,333 shares of our common stock in interest payment annually, based upon the conversion price of $.30 of the debentures, and over three years may amount to 1,240,000 shares issuable as interest payment. The sale of these shares may adversely affect the market price of our common stock.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

            We incurred net losses of $938,908 for the year ended December 31, 2002, and $1,846,199 for the nine months ended September 30, 2003. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include lack of market acceptance for our products, changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

            Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy, including the production of Monster In My Pocket episodes. In addition, we may be required to expend significant capital for future projects long before we realize any revenues from such projects. We estimate that we will need approximately $5,000,000 of capital or other participation during the next twelve months, in addition to the funds raised through the sale of convertible debentures and warrants as described in this prospectus. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

            In their report dated May 30, 2003, our independent auditors stated that our financial statements for the year ended December 31, 2002, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of historical losses, cash flow losses and a net capital deficiency. As a result of the foregoing, the auditors have expressed substantial doubt about our ability to continue as a going concern. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

VOLATILITY OF CONSUMER PREFERENCES AND THE HIGH LEVEL OF COMPETITION IN THE ENTERTAINMENT LICENSING INDUSTRY MAKES IT DIFFICULT TO ACHIEVE AND MAINTAIN SUCCESS OF EXISTING PRODUCT LINES AND INTRODUCE SUCCESSFUL NEW PRODUCTS.

            Our business and operating results depend largely upon the appeal of our entertainment products. A decline in the popularity of existing products or license rights or the failure of new products and license rights to achieve and sustain market acceptance could result in reduced overall revenues and margins, which could have a material adverse effect on our business, financial condition and results of operations. Our success will depend on our ability to redesign, restyle and extend the useful life of products and to develop, introduce and gain customer acceptance of new entertainment products. However, consumer preferences with respect to entertainment products are continuously changing and are difficult to predict. Individual family entertainment products often have short life cycles. The success of entertainment properties related to broadcast properties such as Monster In My Pocket, can significantly affect revenues we derive from licensed products related to those properties.

THE LOSS OF CURRENT LICENSES OR THE INABILITY TO SUCCESSFULLY DEVELOP ADDITIONAL PROPERTIES COULD SIGNIFICANTLY HINDER OUR ABILITY TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS.

            Competition in the industry could adversely impact our ability to secure, maintain, and renew popular licenses on beneficial terms, if at all, and to attract and retain the talented employees necessary to design, develop and market successful products. The loss of ownership rights granted pursuant to any of our licensing agreements could have a material adverse effect on our business and competitive position. There can be no assurances that:

            o Any of our current products or product lines will continue to be popular for any significant period of time;

            o Any property for which we have a significant license will achieve popularity;

            o Any new products and product lines introduced by us will achieve an adequate degree of market acceptance;

            o Any new product's life cycle will be sufficient to permit us to profitably recover development, manufacturing, marketing, royalties (including royalty advances and guarantees) and other costs of the product; or

            o We will be able to manufacture, source and ship new or continuing products in a timely basis to meet constantly changing consumer demands.

            In developing new products and product lines, we have anticipated dates for the associated product introductions. When we state that we will introduce, or anticipate introducing, a particular product or product line at a certain time in the future those expectations are based on completing the associated development and implementation work in accordance with our currently anticipated schedule. Unforeseen delays or difficulties in the development process, or significant increases in the planned cost of development, may cause the introduction date for products to be later than anticipated or, in some situations, may cause a product introduction to be discontinued. Any delay or cancellation of planned product development and introduction may decrease the number of products we sell and harm our business. Our failure to successfully anticipate, identify and react to consumer preferences in family entertainment could have an adverse effect on our revenues, profitability and results of operations.

WE MAY NOT REALIZE THE FULL BENEFIT OF OUR LICENSES IF THE LICENSED MATERIAL HAS LESS MARKET APPEAL THAN EXPECTED OR IF SALES REVENUE FROM THE LICENSED PRODUCTS IS NOT SUFFICIENT TO EARN ANY MINIMUM GUARANTEED ROYALTIES.

            An important part of our business strategy involves obtaining licenses to produce products based on various broadcast properties. The license agreements may require us to pay minimum royalty guarantees that may be substantial, and in some cases may be greater than what we are able to recoup from actual sales, which could adversely effect our results of operations. In addition, acquiring or renewing licenses may require the payment of minimum guaranteed royalties that we consider to be too high to be profitable, which may result in losing licenses we currently hold when they become available for renewal, or missing business opportunities for new licenses. As a licensee, we have no guaranty that a particular brand will be a successful product. In the event that we are not able to acquire or maintain advantageous licenses, our revenues and ability to generate profits may be adversely affected.

OUR BUSINESS MAY BE SOMEWHAT SEASONAL AND THEREFORE OUR ANNUAL OPERATING RESULTS WILL DEPEND, IN LARGE PART, ON OUR SALES DURING THE RELATIVELY BRIEF HOLIDAY SEASON. THIS SEASONALITY MAKES IT MORE DIFFICULT FOR US TO MEET MORE COMPRESSED SHIPPING SCHEDULES, WHICH CAN RESULT IN SUBSTANTIAL INEFFICIENCIES FOR US.

            Sales of many or our anticipated products at retail are seasonal, with a majority of retail sales occurring during the period from September through December in anticipation of the holiday season. This seasonality is increasing, as large retailers become more efficient in their control of inventory levels through quick response management techniques. These customers are timing reorders so that they are being filled by suppliers closer to the time of purchase by consumers, which to a large extent occurs during September through December, rather than maintaining large on-hand inventories throughout the year to meet consumer demand. While these techniques reduce a retailer's investment in inventory, they increase pressure on suppliers like us to fill orders promptly and shift a significant portion of inventory risk and carrying costs to the supplier. The limited inventory carried by retailers may also reduce or delay retail sales. Additionally, the logistics of supplying more and more product within shorter time periods will increase the risk that we fail to achieve tight and compressed shipping schedules. This seasonal pattern requires significant use of working capital mainly to manufacture or acquire inventory during the year prior to the holiday season, and requires accurate forecasting of demand for products during the holiday season. Our failure to accurately predict and respond to consumer demand could result in our under-producing popular items or overproducing less popular items which would have an adverse effect on our sales and results of operations. In addition, as a result of the seasonal nature of our business, we would be significantly and adversely affected by unforeseen events, such as a terrorist attack or a military engagement, that negatively affect the retail environment or consumer buying patterns, if such events were to impact a key selling season.

OUR SALES AND MANUFACTURING OPERATIONS OUTSIDE THE UNITED STATES SUBJECT US TO RISKS NORMALLY ASSOCIATED WITH INTERNATIONAL OPERATIONS.

            We operate facilities and sell or will sell products in various countries outside the United States. We expect our sales to international customers to account for a significant portion of our revenues. Additionally, we utilize third-party manufacturers located principally in the Far East. These sales and manufacturing operations are subject to the risks normally associated with international operations, including:

            o     Currency conversion risks and currency fluctuations;

            o     Limitations, including taxes, on the repatriation of earnings;

            o     Political instability, civil unrest and economic instability;

            o Greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

            o Complications in complying with laws in varying jurisdictions and changes in governmental policies;

            o Natural disasters and the greater difficulty and expense in recovering from such events;

            o     Transportation delays and interruptions; and

            o     The imposition of tariffs.

            Our reliance on external sources of manufacturing can be shifted, over a period of time, to alternative sources of supply, should such changes be necessary. However, if we were prevented from obtaining products or components for a material portion of our product line due to political, labor or other factors beyond our control, our operations would be disrupted while alternative sources of products were secured. Also, the imposition of trade sanctions by the United States or the European Union against a class of products imported by us could significantly increase our cost of products imported into the United States or Europe and harm our business. Because of the importance of our international sales and international sourcing of manufacturing to our business, our financial condition and results of operations could be significantly and adversely affected if any of the risks described above were to occur.

OUR BUSINESS IS DEPENDENT ON INTELLECTUAL PROPERTY RIGHTS AND WE MAY NOT BE ABLE TO PROTECT SUCH RIGHTS SUCCESSFULLY.

            Our intellectual property, including our license agreements and other agreements which establish our ownership rights and maintain the confidentiality of our intellectual property, are of great value. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to this valuable intellectual property related to our brands. Third parties may try to challenge our ownership of our intellectual property. In addition, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights. We may need to resort to litigation in the future to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Our failure to protect our intellectual property rights could have a material adverse effect on our business and competitive position.

AS A SELLER OF CONSUMER PRODUCTS, WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATIONS, VIOLATION OF WHICH COULD SUBJECT US TO SANCTIONS. IN ADDITION, WE COULD BE THE SUBJECT OF FUTURE PRODUCT LIABILITY SUITS, WHICH COULD HARM OUR BUSINESS.

            As a seller of consumer products, we are subject to significant government regulations under The Consumer Products Safety Act, The Federal Hazardous Substances Act, and The Flammable Fabrics Act. While we will take all the steps we believe are necessary to comply with these acts, there can be no assurance that we will be in compliance in the future. Failure to comply could result in sanctions which could have a negative impact on our business, financial condition, and results of operations.

            In addition to government regulation, products that have been or may be developed by us may expose us to potential liability from personal injury or property damage claims by the users of such products. There can be no assurance that a claim will not be brought against us in the future. While we currently maintain product liability insurance coverage in amounts we believe sufficient for our business risks, we may not be able to maintain such coverage or such coverage may not be adequate to cover all potential claims. Moreover, even if we maintain sufficient insurance coverage, any successful claim could materially and adversely affect our business and financial condition and results of operations.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO MANAGE ANY SUBSTANTIAL EXPANSION OF OUR BUSINESS, AND A FAILURE TO DO SO COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR OPERATING RESULTS.

            Our success will require significant expansion of our business. Any such expansion could place a significant strain on our resources and would require us to hire additional personnel to implement additional operating and financial controls and improve coordination between marketing, administration and finance functions. We would be required to install additional reporting and management information systems for sales monitoring, inventory control and financial reporting. There can be no assurance that we would be able to manage any substantial expansion of our business, and a failure to do so could have a materially adverse effect on our operating results.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. AND MRS. SHORROCKS OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING RELEVANT INDUSTRY EXPERIENCE, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

            Our success depends to a significant extent upon the continued service of Mr. and Mrs. Shorrocks, our Chairman and Chief Executive Officer, and our Vice President - Design and Development, respectively. Loss of the services of Mr. or Mrs. Shorrocks could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. or Mrs. Shorrocks. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having relevant industry experience. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

            Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under the Securities Exchange Act of 1934, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 80% OF OUR OUTSTANDING COMMON STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

            As of January 30, 2004, our executive officers, directors and affiliated persons beneficially owned approximately 80% of our issued and outstanding common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

            o     elect or defeat the election of our directors;

            o amend or prevent amendment of our articles of incorporation or bylaws;

            o effect or prevent a merger, sale of assets or other corporate transaction; and

            o control the outcome of any other matter submitted to the stockholders for vote.

            As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our executive officers, directors or affiliated persons, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

            The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and

            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

            o obtain financial information and investment experience objectives of the person; and

            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and

            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

GENERALLY, BROKERS MAY BE LESS WILLING TO EXECUTE TRANSACTIONS IN SECURITIES SUBJECT TO THE "PENNY STOCK" RULES. THIS MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO DISPOSE OF OUR COMMON STOCK AND CAUSE A DECLINE IN THE MARKET VALUE OF OUR STOCK.

            Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "PKEH". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock, adjusted to reflect a one-for-100 reverse stock split effected on March 31, 2003. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


Fiscal Quarter Ended                        High Bid                Low Bid
--------------------                        --------                -------
March 31, 2001                              $3.62                   $1.31
June 30, 2001                                2.25                    0.59
September 30, 2001                           1.01                    0.35
December 31, 2001                            1.01                    0.16
March 31, 2002                               0.24                    0.02
June 30, 2002                                0.035                   0.001
September 30, 2002                           0.015                   0.004
December 31, 2002                            0.007                   0.003
March 31, 2003                               0.003                   0.001
June 30, 2003                                1.75                    0.03
September 30, 2003                           1.15                    0.55
December 31, 2003                            0.80                    0.40


HOLDERS

As of January 30, 2004, we had approximately 550 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

TRANSFER AGENT

The transfer agent for our common stock is American Stock Transfer & Trust Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

            o     discuss our future expectations;

            o contain projections of our future results of operations or of our financial condition; and

            o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

RESULTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AS COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002.

            We have not generated significant revenues in this period because we had not yet funded the television shows upon which we plan our exploitation of the related intellectual rights portfolio. Our ability to convert current negotiations to executed contracts is dependent upon such progress with the television shows.

            We have delayed the production of the associated toys and merchandise for the television shows, and this has compromised our ability to generate sales in these areas. We have been able to gradually increase our gross profit since September 30, 2002 and slightly decrease our overheads. Our employee overhead has increased with appointments of key personnel in the set up of an in-house computer graphics team with three animation designers now in place compared to 2002. This strategic move increases the control of our projects and it is intended that the investment will be recouped with savings from reduced outsourcing to third parties. There is though a continued reduction in the operational overhead of the business that has improved the gross profitability of the company as compared to the prior year. This has been achieved by close management controls and a recognition that the business will operate within the limits of the current reduced revenues generated until progress in production of the television shows has been realized.

REVENUES

            Revenues for the three months ended September 30, 2003 were $137,623, a 15% increase over revenues of $119,374 for the same period in the prior year. This increase resulted mainly from the sale of our gift related products, Countin' Sheep and Kewpie Dolls. Also included within the increased revenue figure is the apportionment of licenses signed that are accounted for in-line with the term of the contract. At the same time last year we sold only inventory that we acquired through a third party.

            Revenues for the nine months ended September 30, 2003 were $515,260, a 331% increase over revenues of $119,374 for the same period in the prior year. This increase resulted mainly from the sale of our gift related products and apportionment of licenses signed in-line with the term of the contracts, whereas only the sale of consumer products was generated for the same period to September 30, 2003.

COSTS AND EXPENSES

            Cost of goods sold for the quarter ended September 30, 2003 was $34,056, or 25% of revenues, as compared to $129,236 for the same period in the prior year. Costs of goods sold for the nine months ended September 30, 2003 was $228,011, or 44% of revenues, as compared to $129,236 for the same period in the prior year.

            Gross profits as a percentage of revenue for the three months ended September 30, 2003 was 75% compared to a loss of $9,862 for the same period in the previous year. Gross profits as a percentage of revenue for the nine months ended September 30, 2003 was 55.74%, as compared to a loss of $9,862 for the same period ended September 30, 2002.

            Selling, general and administrative expenses increased by 11% to $435,299 for the three month period ending September 30, 2003 compared to $238,163 for the three months ended September 30, 2002. Selling, general and administrative expenses have increased 178.5% to $1,616,076 for the nine month period ended September 30, 2003 as compared to $580,153 for the same period last year. This increase relates to primarily the increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel.

            The operating loss for the three months ended September 30, 2003 was $375,989 as compared to an operating loss of $276,995 for the three months ended September 30, 2002. The operating loss for the nine months ended September 30, 2003 was $1,455,925 as compared to an operating loss of $632,684 for the nine months ended September 30, 2002.

            Interest expense for the three months ended September 30, 2003 increased to $233,192 from $8,850 for the three months ended September 30, 2002. This is due mainly to the interest that is payable on the debentures.

            Interest expense for the nine months ended September 30, 2003 increased to $460,874 from $8,850 for the nine months ended September 30, 2002. This increase in interest expense is mainly attributable to the amount of interest that is payable upon issued debentures.

NET LOSS

            The net loss for the three months ended September 30, 2003 was $570,576 as compared to net loss of $362,504 for the three months ended September 30, 2002. The net loss for the nine months ended September 30, 2003 was $1,846,199 as compared to net loss of $630,602 for the nine months ended September 30, 2002. This loss increase for this period is mainly due to the increased selling, general and administrative expenses, such as increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel, and the interest that is payable on outstanding debentures.

            Basic and diluted loss per share for the three months ended September 30, 2003 were $0.027 compared to loss per share of $0.019 for the same period last year. Earnings per share were calculated based on the weighted average number of common shares as of September 30, 2003 of 21,190,760 and September 30, 2002 of 19,071,684.

            Basic and diluted loss per share for the nine months ended September 30, 2003 were $0.09 compared to loss of $0.033 for the same period last year. Earnings per share were calculated based on the weighted average number of common shares as of September 30, 2003 of 20,321,395 and September 30, 2002 of 19,071,684.

THREE AND SIX MONTHS ENDED JUNE 30, 2003 AS COMPARED TO THREE AND SIX MONTHS ENDED JUNE 30, 2002.

            We have not generated significant revenues in this period because its primary revenue sources being currently in the gift market. The gift market traditionally experiences seasonal lulls in this period.

            Finally, our overhead has increased with appointments of key personnel, such as in establishing an in-house computer graphics team with three animation designers now in place. This strategic move was made with the intent to increase our control of our projects, and intended to decrease costs of outsourcing to third parties.

REVENUES

            Revenues for the three months ended June 30, 2003 were $119,472, a 100% increase over prior year revenues of nil. This increase resulted mainly from the sale of our gift related products `Countin' Sheep' and `Kewpie Dolls'. Also included within the increased revenue figure are royalties generated under various licensing arrangements. During the same period in 2002, we did not generate any revenues, as it was in the late stages of finalizing production of products for sale. This period in 2002 was primarily the period for acquisitions and development of our future products.

            Revenues for the six months ended June 30, 2003 were $375,741, a 100% increase over prior year revenues of nil. This increase resulted mainly from the sale of our gift related products and apportionment of licenses signed in line with the terms of the contracts, whereas no revenues were generated for the same period to June 30, 2002.

COSTS AND EXPENSES

            Cost of goods sold for the quarter ended June 30, 2003 was $97,656, or 82% of revenues. Costs of goods sold for the six months ended June 30, 2003 was $247,229, or 66% of revenues. No cost of sales for the same three and six month periods in fiscal 2002 was generated, as we had no revenue for these same periods in 2002.

            Gross profits were 18% as a percentage of revenue for the three months ended June 30, 2003. Gross profits were 34% as a percentage of revenue for the six months ended June 30, 2003. No revenues were generated in these three and six month periods ending June 30,2002.

            Selling, general and administrative expenses increased by 306%, to $730,964 for the three month period ending June 30, 2003 compared to $179,635 for the three months ended June 30, 2002.

            Selling, general and administrative expenses increased 239% to $1,122,848 for the six-month period ended June 30, 2003 as compared to $330,259 for the same period last year. This increase relates primarily to the increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel.

            Operating loss for the three months ended June 30, 2003 was $751,099 as compared to an operating loss of $193,334 for the three months ended June 30, 2002. This increase relates to primarily the increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel.

            Operating loss for the six months ended June 30, 2003 was $1,074,516 compared to an operating loss of $343,958 for the six months ended June 30, 2002.

            Interest expense for the three months ended June 30, 2003 increased to $212,224 from nil for the three months ended June 30, 2002.

            Interest expense for the six months ended June 30, 2003 increased to $226,539 from nil for the six months ended June 30, 2002. This increase is mainly attributable to the amount of interest that is payable upon the debentures following the culmination of financing agreements.

NET LOSS

            The net loss for the three months ended June 30, 2003 was $897,704 as compared to net loss of $108,769 for the three months ended June 30, 2002. This loss increase for this period is mainly due to the increased selling, general and administrative expenses, such as increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel, and the interest that is payable on outstanding debentures.

            The net loss for the six months ended June 30, 2003 was $1,269,221 as compared to net loss of $259,393 for the six months ended June 30, 2002. This loss increase for this period is mainly due to the increased selling, general and administrative expenses, such as increased legal and professional costs associated with being a public company, establishing an in-house computer graphics department, and attaining new personnel, and the interest that is payable on outstanding debentures.

            Basic and diluted net loss per share for the three months ended June 30, 2003 were $0.043 compared to a net loss per share of $0.006 for the same period last year. Earnings per share were calculated based on the weighted average number of common shares for the period ended June 30, 2003 of 20,701,742 and June 30, 2002 of 19,071,684.

            Basic and diluted loss per share for the six months ended June 30, 2003 were $0.061 compared to a loss of $0.014 for the same period last year. Earnings per share were calculated based on the weighted average number of common shares for the period ended June 30, 2003 of 20,678,456 and June 30, 2002 of 19,071,684.

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2002

            For the quarter ended March 31, 2003, the Statements of Operations show a 100% increase in sales and a 100% increase in gross profit as over the same period of the prior year we had not generated any revenue.

REVENUES

            Net revenues for the quarter ended March 31, 2003 increased 100% to $257,322 from zero for the corresponding period in fiscal 2002. This was due primarily to the commencement of our licensing activities in respect of our first major entertainment project Monster In My Pocket. Also we had the benefit of initial sales from our gift business Cameo Collectables on our Countin' Sheep and Kewpie product lines in the United Kingdom and United States respectively.

            Sales generated from licensing agreements were $28,067 for the three months ended March 31, 2003. These sales came from two licensing contracts for Monster In My Pocket; one with premier United Kingdom broadcaster GMTV, part of the ITV network for rights to air 26 half hour episodes in a contact worth $393,000 for Monster In My Pocket. Due to new guidelines under GAAP revenue recognition rules we cannot book any of the value of the guaranteed contract until the show goes on air, even though we have already received $98,250 in advance payments in January 2003 to secure the contract. Similarly, with regard to the contract with Character Options Ltd. for Monster In My Pocket signed on January 20, 2003 with guaranteed royalty payments of $240,000, of which we received $160,000 on January 21, 2003, we can only book 3/36th of the value of that guaranteed contract under GAAP revenue recognition rules.

            Toy related consumer product sales were $202,019 for Countin' Sheep in the United Kingdom and $27,236 for Kewpie in the United States for the period ending March 31, 2003, which resulted in combined sales of $229,255 for the period.

COSTS AND EXPENSES

            Cost of goods sold for the quarter ended March 31, 2003 was $150,434, or 58.5% of revenue. No cost of sales for the same period in fiscal 2002 was generated, as we had no revenue for this same period in 2002.

            Gross profit for the quarter ended March 31, 2003 was $106,888, or 41.5% of net revenue. No comparison can be made for the same period in

2002.

            General and administrative expenses for the quarter ended March 31, 2003 increased to $398,501 from $149,828 for the same period in fiscal 2002. As a percentage of net revenues, general and administrative expenses were 155% for the quarter ended March 31, 2003. No revenues were generated for the same period in 2002. These expenses primarily consisted of the following:

                  o Employee compensation and benefits for the three months ended March 31, 2003 increased to $103,631 from zero for the same period in fiscal 2002. As a percentage of net revenues, employee compensation and benefits were 40.3% for the period ended March 31, 2003.

                  o Occupancy costs for the quarter ended March 31, 2003 decreased to $18,123 from $21,380 for the same period in fiscal 2002. As a percentage of net revenues, occupancy costs were 7% for the year ended March 31, 2003.

                  o Legal and professional fees for the quarter ended March 31, 2003 increased to $98,434 from $29,260 for the same period in fiscal 2002. The majority of these expenses result from the engagement of various consultants to assist us in management and financial structure, and in our efforts to penetrate new markets.

            Operating losses for the quarter ended March 31, 2003 increased to $329,842 from $149,828 for the same period in fiscal 2002. As a percentage of net revenues, operating losses were 128.1% for the quarter ended March 31, 2003. No comparison can be made to the comparable period in 2002 as no revenues were generated for the comparable period in fiscal 2002.

NET LOSS

            Net loss for the quarter ended March 31, 2003 increased to $379,424 from $149,828 for the same period in fiscal 2002. As a percentage of net revenues, net losses were 147% for the quarter ended March 31, 2003. No comparison could be made for the same period in 2002, as no revenues were generated. Within the quarter ending March 31, 2003 we did sell two licensing contracts with a combined sales value of $633,000. Advances received on these contracts equates to $258,250. However under US GAAP regulations, the only amount that can be recognized as current income is 3/36th of the Character Options Ltd. license, and, because the other license is for the rights to broadcast a TV show, none of the value of that other license can be recognized until the television show is broadcast.

NOVEMBER 20, 2001 (INCEPTION) TO DECEMBER 31, 2001 (AUDITED) AND THE TWELVE MONTHS ENDED DECEMBER 31, 2002 (AUDITED)

            The first two months from incorporation on November 20, 2001 to December 31, 2001 was a start-up period with the business not receiving any revenues and incurring costs and expenses of $28,543, which resulted in a net loss of $28,543.

REVENUES

            Net revenues for the twelve months ended December 31, 2002 were $306,350. We received $7,503 in advance royalties for a Licensing Agreement for Pretty Pony Club with a publishing company `Toontastic Ltd' for United Kingdom Comic rights. $298,847 was received from sales of toy related consumer products purchased as part of the acquisition of Jusco Toys Ltd along with the first sales of Kewpie Dolls in the United States with our gift business Cameo Collectables. These sales were achieved in the last quarter of the year as the preceding periods were focused on structuring the business and assembling a portfolio of intellectual property rights and devising the business plan and strategy.

COSTS AND EXPENSES

            Cost of sales for the twelve months ended December 31, 2002 were $259,934. This provided a gross profit of $46,416 which as a percentage represented 15.2% of net revenue. There is currently inventory in stock with a net book value of $238,058 and an expected sales value in excess of $363,000.

            General and administrative expenses for the twelve months ended December 31, 2002 were $1,056,638. As a percentage of net revenues, general and administrative expenses were 345% for the twelve months ended December 31, 2002. The high percentage is due to sales for the year only being realized in the final quarter. These expenses were primarily made up of the following;

            Employee compensation and benefits for the twelve months ended December 31, 2002 were $75,921. As a percentage of net revenues, employee compensation and benefits was 24.8% for the twelve months ended December 31, 2002.

            Also included within these costs was $175,510 for costs incurred relating to overseas travel. This is an important aspect of the business and the costs incurred were justified against the intellectual property rights secured and the raising of the profile of the business at trade shows and other business meetings.

            Occupancy costs from November 20 2001 (inception) to December 31 2001 was $21,516. For the twelve months ending December 31, 2002 the cost was $115,695. As a percentage of net revenues for the twelve months ending December 31, 2002, occupancy costs was 38% of net revenues.

            Legal and professional fees from November 20, 2001 (inception) to December 31, 2001 were $380 and were $424,133 for the twelve months ending December 31, 2002. These costs include those arising from the acquisition of Jusco Toys Ltd and Wembley Sportmaster Ltd from the administrators of Just Group Plc and legal costs and fees incurred setting up the entity.

            The operating loss for the period ended December 31, 2001 was $28,543. This loss relates to our set up and overhead costs, as no revenue was generated within this short period. For the twelve months ended December 31, 2002 the operating loss was $1,088,882. This loss is due to start up costs within the first year of our business. Costs outweigh the revenue for this period as this was our first year of business and the focus was to establish the company within the licensing and entertainment industry, primarily and building a portfolio of intellectual property rights for exploitation going forward.

NET LOSS

            Net loss for the period ended December 31, 2001 was $28,543. For the twelve months ended December 31, 2002, the net loss was $938,908. The loss is after crediting a foreign currency conversion gain of $168,545, and debiting a cost for interest charges of $18,571.

LIQUIDITY AND CAPITAL RESOURCES

            As the accompanying financial statements show, for the twelve months ended December 31, 2002, we had a net operating loss of $1,088,882, and an overall net loss of $938,908. At December 31, 2002, we had a working capital deficit of $1,959,675.

            Management expects to satisfy our liquidity needs on a short-term basis through the continuing support of the directors, outside financings, and the subsequent expected sales growth from our various company activities. We anticipate meeting our long-term liquidity needs through the internal cash flows generated by ongoing sales growth from projects such as our current entertainment project Monster In My Pocket. Furthermore, we will attempt to limit our long-term liquidity needs through the continuance of cost control measures applied to our operations.

            Cash applied to investing activities for the twelve months ended December 31, 2002 consisted of capital purchase of plant and equipment of $45,801, purchase of intangibles in the form of license agreements for Intellectual Property Rights on a worldwide basis to Kewpie Dolls and Monster In My Pocket amounted to $283,834, and the acquisition of Jusco Toys Ltd and Wembley Sportmaster Ltd for $201,391.

            We had net cash provided from short term financing agreements for the twelve months ended December 31, 2002 totaling $264,600. This was an agreement to provide working capital on a short-term basis secured against inventory.

            From time to time, Mr. and Mrs. Shorrocks loaned money to Peak Entertainment to fund day-to-day operations, as well as for the acquisition of certain properties. Through December 31, 2002, the Shorrocks loaned to Peak Entertainment $972,386, and we repaid $78,193 to the Shorrocks. As of September 30, 2003, we have yet to repay $848,092 to the Shorrocks. These monies are loaned without interest and do not have a due date, and are due on demand.

            On April 22, 2003, immediately following the acquisition of Peak Entertainment Ltd., we entered into a Securities Purchase Agreement with four accredited investors for the sale of a principal amount of $785,000 in 12% convertible debentures and warrants to buy 1,570,000 shares of our common stock. We used the proceeds of such funding for the payment of licensing commitments and general working capital.

            We also had issued convertible debentures in February 2002 and in April, June and July, 2003, that bear interest at the rate of 12% per year, in the aggregate principal amount of $215,000.

            As of July 1, 2003, the outstanding interest payable on the outstanding debentures aggregated approximately $45,000. As of October 1, 2003, the outstanding interest payable on the outstanding debentures aggregated approximately $75,000.

            On January 5, 2004, we completed an agreement with former debenture holders. Under the agreement, we exchanged $1,000,000 and 1,000,000 shares of our unregistered common stock in return for the surrender of an aggregate of $215,000 principal amount of 12% convertible debentures and warrants to purchase 645,000 shares of common stock, issued pursuant to a Securities Purchase Agreement dated as of February 28, 2002, and an aggregate of $785,000 principal amount of 12% convertible debentures and warrants to purchase 1,570,000 shares of common stock, issued pursuant to a Securities Purchase Agreement dated as of April 22, 2003. The $1,000,000 payment consisted of $500,000 in cash and $500,000 by promissory notes. The promissory notes are payable no later than March 22, 2004. Payment of the promissory notes are secured by $500,000 placed in escrow. The agreement provides that after a period of thirteen months, all of the 1,000,000 shares of common stock still owed at that time may be put to us at $.75 per share, on an all-or-none basis, for a one month period. We also paid for $10,000 of the former debenture holders' fees and expenses in connection with the transaction.

            On January 5, 2004, we entered into Securities Purchase Agreements with four accredited investors: Platinum Partners Global Macro Fund LP, Gary Barnett, Millstones Brands Inc. and Dan Brecher. Pursuant to the agreements, we sold $1,500,000 in 8% convertible debentures due January 5, 2007 and 3,000,000 common stock purchase warrants. The purchase price totaled $1,500,000, of which $750,000 was paid in cash, and $750,000 by promissory notes. The promissory notes are due upon the earlier of March 22, 2004 or within three business days of the effectiveness of this registration statement. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due on January 7 of each year, commencing with January 7, 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. The warrants are exercisable at a price of $0.50 per share. After the tenth consecutive business day in which our common stock trades at $3.00 or greater, the warrants become redeemable at $0.10 per warrant. We used $250,000 of the proceeds for the retirement of previously issued debentures, and $500,000 has been placed in escrow to secure payment of promissory notes issued in connection with the retirement of previously issued debentures.

            On January 29, 2004, we entered into a Securities Purchase Agreement with Shai Stern. Pursuant to the agreement, we sold $50,000 in 8% convertible debentures due January 29, 2007 and 100,000 common stock purchase warrants. The purchase price was $50,000. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due on January 29 of each year, commencing with January 29, 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. We applied the proceeds to working capital.

            We had a positive net change in cash of $81,177 for the six months ended June 30, 2003, compared to the same period in the year June 30, 2002 of $20,060.

            We had a negative net change in cash of $1,723 for the nine months ended September 30, 2003, compared to $38,077 for the period 30 September 2002.

            Cash has been used in operating activities, the purchase of new equipment, intangibles and repaying stockholders advances. The issue of convertible debentures has generated inflows.

            It is necessary for us to obtain additional cash infusion from an outside source to allow us to move forward with our operations and proposed new products.

            We need additional funds for development of animation for our products, which, in turn it is anticipated, could produce cash inflows from licensing opportunities.

            We believe that its future growth is dependent on the degree of success of current operations in generating revenues, the ability to resolve our obligations under the contractual terms of our existing debts, and the ability to obtain additional funding for our operations.

            In their report dated May 30, 2003, our independent auditors stated that our financial statements for the year ended December 31, 2002, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of historical losses, cash flow losses and a net capital deficiency. As a result of the foregoing, the auditors have expressed substantial doubt about our ability to continue as a going concern. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

         The primary issues management will focus on in the immediate future to address this matter include:

                  o initiating negotiations to secure short term financing through promissory notes or other debt instruments on an as needed basis;

                  o working with the holders of convertible debentures on a restructuring of the debt they hold, by means of extension of maturity dates, modifying repayment terms, exchange of debentures to other forms of debts or otherwise, which would ease our debt burden and allow for the raising of additional capital.

CRITICAL ACCOUNTING POLICIES

(1) Functional currency and treatment of foreign currency translation.

Due to the majority of our operations being based in the United Kingdom, the British Pound has been selected as our functional currency. In converting from the functional currency to the reporting currency, assets and liabilities of the company are translated into US dollars at the exchange rate for the year. The resulting translation adjustments are recorded within other comprehensive income.

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet and the gains or losses on translation are included in the statement of operations.

(2) Research and development expenditure.

All research and development expenditures have been incurred internally and are expensed to the statement of operations as incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the FASB issued Statements No 146, "Accounting for Costs Associated with Exit or disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity.

Previous accounting guidance provided by EITF Issue No 94-3, "Liability Recognition for Certain Employee Termination Benefits and Others Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" is replaced by this Statement. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted this Statement on January 1, 2003 and the adoption had no affect on our financial statements for the period ended June 30, 2003.

In April 2003, the FASB issued Statement No 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". The Statement amends Statement 133 for decisions made by the Derivatives Implementation Group, in particular the meaning of an initial net investment, the meaning of underlying and the characteristics of a derivative that contains financing components. Presently, the Company has no derivative financial instruments and, therefore, believes that the adoption of the Statement will have no affect on its financial statements.

In May 2003, the FASB issued Statement No 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement requires that the issuer classify certain instruments as liabilities, rather than equity, or so-called mezzanine equity. Presently, the Company has no financial instruments that come under the scope of the Statement and, therefore, believe that the adoption of the new Statement will have no impact on its financial statements.

                                  OUR BUSINESS

ORGANIZATION HISTORY

            The Company was originally incorporated as Corvallis, Inc. in the state of Nevada on September 28, 1987 to seek business opportunities.

            On October 31, 2000, Corvallis and USAStarOne.Net, Inc., a Texas corporation, entered into an Agreement and Plan of Reorganization by which Corvallis merged with USAOneStar through a stock-for-stock exchange. USAOneStar was incorporated on July 21, 2000, and was an Internet service provider using a network marketing structure for distribution of its services. Corvallis issued 13,500,000 shares valued at $13,500 in a stock-for-stock exchange for the 1,000,000 outstanding shares of common stock of USAOneStar and Corvallis changed its name to USAOneStar.Net, Inc. The shareholders of USAOneStar, acquired 89.9% of the 15,005,000 shares outstanding immediately after the share exchange.

            On August 31, 2001, USAOneStar.Net, Inc. and Palladium Communications, Inc., a Kentucky corporation, entered into an Agreement and Plan of Reorganization by which USAOneStar acquired Palladium as a wholly-owned subsidiary through a stock-for-stock exchange. Palladium was incorporated in April 23, 1998, and was a reseller of telecommunications services. Pursuant to the agreement, USAOneStar issued 183,000,000 common shares valued at approximately $700,000 to the shareholders of Palladium in exchange for approximately 6,500 issued and outstanding shares of Palladium, which represented 100% of that company's issued and outstanding shares. Upon completion of the share exchange, Palladium's shareholders held approximately 92% of the 199,000,000 shares of common stock outstanding immediately after the share exchange. Subsequently, USAOneStar changed its name to Palladium Communications, Inc.

            On March 31, 2003, the Company effected a 100 for 1 reverse stock split. As a result of the reverse split, the 211,907,574 shares of our common stock that were issued and outstanding became 2,119,076 shares issued and outstanding.

            On April 22, 2003, Peak Entertainment Ltd., together with its subsidiaries, were acquired by Palladium Communications, Inc., a Nevada corporation. Under the terms of the agreement, Palladium acquired 100 percent of Peak Entertainment Ltd.'s stock in exchange for the issuance by Palladium of 19,071,684 shares of its common stock to the holders of Peak Entertainment Ltd. The new shares constitute approximately 90 percent of the outstanding shares of Palladium. The officers and directors of Palladium resigned as of the acquisition date, and the officers and directors of Peak Entertainment Ltd. became the officers and directors of Palladium. In connection with the acquisition, pursuant to a separate asset purchase agreement, dated as of April 22, 2003, substantially all of the assets and certain liabilities of Palladium, excluding the ownership of Peak Entertainment Ltd, was transferred to Palladium Consulting Group, LLC. Therefore, at the time of the acquisition, Palladium was considered to be a public shell.

            On May 14, 2003, Palladium changed its corporate name to Peak Entertainment Holdings, Inc.

OVERVIEW

            Peak Entertainment Holdings, Inc. operates primarily through its subsidiary Peak Entertainment Ltd.

            Peak Entertainment Ltd., a wholly-owned subsidiary of Peak Entertainment Holdings, Inc., is a United Kingdom registered company incorporated in November 2001, headquartered in Bakewell, England. Peak Entertainment Ltd. was formed originally and wholly owned by its founders Wilfred and Paula Shorrocks. Peak Entertainment operates directly, as well as thorough its wholly-owned subsidiaries, Jusco Toys Ltd, a Hong Kong registered company, Wembley Sports Master, a United Kingdom registered company and Cameo Collectables Ltd, a United Kingdom registered company. In addition, in April 2002, we formed a wholly owned United States subsidiary, Peak Entertainment Holdings LLC, a Delaware corporation.

            Peak Entertainment intends to be a fully integrated media company focused on the children's market. Its activities include or will include production of television entertainment, character licensing and consumer products development (including manufacturing and distribution). Integration enables us to take a property from concept to consumer, fully in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.), intended to build market momentum and worldwide brand equity.

STRATEGY

            Having purchased during the past 18 months Morrison Entertainment Group's Monster In My Pocket rights and Just Group's toy, leisure/sport, and gift related assets, and rights to other intellectual properties from other sources, we believe we are now positioned to execute our integrated business model. We intend to exploit our licenses and other rights and properties through the simultaneous use of assets in various mediums. For instance, we intend to develop, distribute and market a single character or set of characters as a television program and a set of images, all of which will be marketed simultaneously or in successive campaigns. This business model is based on three key principles:

            o Timing - We believe that the difference between a good brand and a world-class brand is usually a question of timing: if all the marketing initiatives strike together, a brand recognition movement can be started that provides results substantially in excess of the cost of the marketing itself.

            o Control - We believe that we cannot afford to leave the timing of any aspect of its promotions in the hands of partners, because even good partners have other interests and may not manage the brand the way we would. So we keep control of the intellectual property, through ownership or long-term license agreements, in order to control the timing and placement of all the shows, productions, goods and other components that drive brand recognition.

            o Coverage - In order to create a significant brand, we must use many avenues for simultaneous promotion and production. This means that we must build a presence in many areas so that when a significant property develops, Peak is well positioned to capitalize on the product. For example, we may decide to build up its capability to manufacture toys in China by sub-contracting with other toy distribution companies. This does not mean that we consider sub-contracting its toys to be one of its core activities, but rather that it needs to have the ability to scale up toy production quickly when one of its key properties requires additional resources.

STRUCTURE AND BUSINESS INITIATIVES

            Peak Entertainment has three lines of business with a division for each: entertainment, consumer products and licensing. The figure below displays these lines of business graphically.

ENTERTAINMENT DIVISION

            According to Screen Digest's 2001 study of the children's television business "Broadcasters will spend an estimated $2.7 billion worldwide on producing, commissioning and acquiring children's programs in 2001. But independent producers and distributors have emerged as the pivotal players in the worldwide children's television industry. Their role will become even more important as funding from broadcasters stagnates." North America accounts for 40% of the total children's television market, followed by Western Europe (33%) and Asia (22%). There are now more than 90 channels worldwide devoted specifically to the children's audience; 50 of them launched in the last three years. The focus therefore for us is to supply quality children's programming to television broadcasters and this provides the platform for an integrated business model launching our intellectual properties and opening up revenue streams from licensing and merchandising.

            MONSTER IN MY POCKET

            The first step in the entertainment plan has been the license agreement for worldwide master rights from Morrison Entertainment Group, Inc. for the use of "Monster In My Pocket " and related licenses, pursuant to a contract dated February 25, 2002. The contract, which covers a twenty-year term, requires the payment of $500,000 to Morrison, at the rate of $100,000 every six months, commencing on March 31, 2002. Of such amount, $220,000 has been paid to date. We have agreed with Morrison to delay additional payment requirements at this time. Such milestone payments are to be off-set against royalties payable to Morrison pursuant to the agreement. Monster In My Pocket is already an established consumer products concept with a proven pedigree and sales by others which have exceeded $200 million at retail. We intend to expand this product line with a new animated series using the Monster In My Pocket characters. Commissioning scripts with Pam Hickey and Dennys McCoy based in California has provided the key dimensions of this action and adventure genre concept: humor, and the age-old winning formula of good versus evil. The project is in development with our in-house computer graphics studio which currently employs three full-time animators creating the models, frames, characters and environments to deliver them to our production team in Los Angeles. Our production team will then finish the episodes in conjunction with our co-production partners. We have a letter of intent agreement with Mainframe Entertainment Inc., pursuant to which Mainframe to is provide 20%, approximately $1,600,000, of funding to the project, which is approximately $61,538 per episode, in return for a 20% share of the back-end revenue streams. We are to provide $250,000 of funding, either in cash or services, for each of the 26 episodes. We are actively seeking sources of financing to fund the project, but have no such commitments to date. The project is currently in pre-production and we hope to start production shortly for delivery of the first five episodes at the end of September 2004. If sufficient funding is not available shortly, the production of the episodes will likely be scheduled for completion in the Spring of 2005.

            We intend to distribute this series of 26 animated programs in various markets. We currently have a broadcast contract signed with Good Morning Television in the United Kingdom (known as GMTV), for terrestrial broadcast rights for a period of five years in the United Kingdom markets in exchange for an aggregate license fee of $393,000 payable through July 2005. GMTV has committed to running the episodes from October 2004 and the remainder throughout 2005. Using this support from a major United Kingdom broadcaster, we intend to focus on seeking distribution agreement in the United States, although no such agreements have been reached to date. In addition, we have secured lead licensee Character Group Ltd., a major United Kingdom toy marketer, to distribute the toys produced by Jusco Toys Ltd in the United Kingdom.

            THE WUMBLERS

            We entered into an entertainment production agreement, dated as of December 16, 2003, with The Silly Goose Company, LLC for the production of animated television episodes for a certain intellectual property entitled "The Wumblers". Pursuant to an agreement dated April 28, 2003, we are entitled to all exploitation rights in The Wumblers including merchandise and distribution rights. We are to finance or obtain financing for the episodes. Funding sources will share copyright interests in the television episodes according to the allocation of net proceeds. We will have the right to produce other episodes based on the licensed intellectual property. We have the right to exploit the licensed property worldwide in perpetuity. We are entitled to 35% to 40% of the gross revenues, depending on the location from which revenues are generated and the form of the source of revenues, whether television, music, or merchandise. Peak and the financing partners are entitled to recoup all production and marketing costs from gross revenues. Silly Goose is entitled to 31% of the net proceeds. Silly Goose provided $500,000 to Peak in connection with financing for the products.

            On January 9, 2004, we entered into an Agreement for the Provision of Co Production Services with Cosgrove Hall Films Ltd. for the co-production of 52 episodes of an animated television program for children provisionally entitled "The Wumblers." We are providing the intellectual property, format and concept for the television episodes, and Cosgrove Hall Films will supply the production services. Cosgrove Hall Films will be paid for its production services. The costs of the production of the episodes is projected to be approximately $3,000,000.

            TATOO - THE MARKED MAN

            In July 2003, we entered into a consulting agreement with POW! Entertainment LLC and Stan Lee for advisory services on creative ideas developed by Peak.

            On January 26, 2004, we entered into an agreement with POW! Entertainment LLC for the development and exploitation of the property "Tattoo - the Marked Man". Peak has the worldwide distribution and merchandising rights in perpetuity and is to fund the project development in the amount of $250,000. Stan Lee is to develop the concept, based on characters created by the Shorrocks. The project is geared toward creating a motion picture based on the character. The parties are to share all profits received from the project, after deduction of expenses, and in addition, POW will be entitled any executive producer fees from theatrical and television releases.

LICENSING

            The global licensing market has a retail sales value of over $108 billion annually according to a January 2004 TLL Licensing Business Study. Although the licensing market declined 0.7% from 2002 to 2003, the TLL Licensing Business Study predicts a 7.0% increase in 2004. A December 2003 Yale-Harvard statistical survey, performed for the Licensing Industry Merchandising Association-LIMA, the licensing market overall in 2003 in North America represented $ 7 billion in royalty income which accounts for 66% of the world wide sales of licensed merchandise.

            We intend to license or sub-license our products for use by others in other mediums. Our in-house licensing team consists of a Licensing Director, Alan Shorrocks and a network of international agents and partners supported in the United Kingdom with a consultant, Robert Stevenson, for the international promotions and premiums markets. Following the agreements with Character Group for Monster In My Pocket, we also entered into license agreements with Toontastic Publishing for magazine use of Pretty Pony Club, and with CCA Greetings for Countin' Sheep to be used in greeting cards. We continue to focus on the licensing of our properties to third parties. International Toy Fairs have provided an ideal focal point to update the licensees of the developments across our evolving portfolio. We intend to expand the licensing of our products through:

            o     A consumer public relations campaign;

            o     Trade shows, including the New York Licensing Show; and

            o     Related marketing programs.

            The principal revenues for this division are generated from a customary 35% commission we receive from all revenue received from licensing entertainment properties to broadcasters, toy and gaming companies, and other manufacturers such as clothing and home entertainment. The Division also earns revenue from selling licenses for non-entertainment driven properties from Jusco Toys, Cameo gifts and collectibles, and Wembley Sportmaster's sport and leisure products. The key costs for this division are staff, travel, entertainment, and the annual toy and licensing trade shows.

CONSUMER PRODUCTS

            We intend to participate in the toy market by licensing entertainment driven properties to strategic partners, including large toy and entertainment companies. We will also seek to sell directly to large general merchandisers and toy retail chains, although we have no such agreements to date. According to the National Purchase Diary (NPD), reported in January 2004, the toy market worldwide in total was $76.9 billion in 2002 with $54.4 billion coming from traditional toys and $22.5 billion coming from video games. North America accounted for $34.5 billion of the traditional toy sales and $11.2 billion in video games. In the year 2002, licensed toys comprised 29% of the $76.9 billion world market for toys.

            There are four sources or potential sources of revenue for this Division. These are:

            o     revenue from the sale of toys by Jusco Toys;

            o revenue from the sale of gifts and collectibles by Cameo Collectables;

            o revenue from the sale of sport and leisure products to be made by Wembley Sportmaster;

            o revenue from our Peak Manufacturing division which invests in molds and manages the manufacturing contractors who actually make products for Cameo, Jusco Toys, and Wembley Sportsmaster and other third party toy or gift distributors.

            Jusco was acquired as a development and manufacturing business to exploit our properties in-house. Jusco will be used to manufacture products for third parties, some of which may be our licensees. This positioning relinquishes the burden of inventory -- the nemesis of most toy companies -- passing that responsibility under license to a network of international distributors and master toy licensees. To minimize costs further, Jusco uses Rudick International, a Hong Kong based agent where Jusco has offices and show room facilities. Jusco works with Rudick on a commission basis to handle the complexities of the toy manufacturing processes in the Far East.

            Currently, the division has manufactured and supplied Countin' Sheep (216,000 pieces) for Cameo to market in the United Kingdom and United States markets; Mini Flora (20,000 pieces) for the Cameo United Kingdom market and the whole range of Kewpie products (over $200,000 of inventory) for the established US Cameo market.

            Also, the development, samples and prototypes for the Monster In My Pocket toy range, HipStars, Afro Ken, and Baby Giggles have also been produced for marketing and Toy Fairs internationally. In addition, Jusco has an international toy agent, Inter Toy Ltd, which places products with distribution partners internationally under contract.

CAMEO COLLECTABLES

            Cameo is the sales, marketing and distribution division responsible for Countin' Sheep and Mini Flora, from our portfolio.

            Cameo has two senior managers based in the United States who employ a team of agents under territory contract to sell our goods domestically. We have distribution facilities via B&S Wholesale in the United Kingdom and our own office and warehouse in Monrovia, California for the United States market. A sales support team of three full time employees who are responsible for customer services, invoicing and administration is based in the United Kingdom office and support both the United Kingdom and the United States sales functions.

WEMBLEY SPORTSMASTER

            This division is not currently active, but we intend to launch a range of balls, leisure toys, inflatable pools and play products under the Wembley Sportsmaster banner. Peak believes it can operate Wembley with very limited overhead by leveraging the Consumer Products Division's existing infrastructure. The future developments of Wembley Stadium in the United Kingdom (the home of soccer) and the continued upturn in `football marketing' give Peak very interesting and positive opportunities for the future, although no agreements have been reached to date.

DESIGN STUDIO TEAM

            The design studio is an integral part of the business and is multifunctional in developing concepts across the broad range of our activities. Will Shawcross, our Studio Manager, has been in the industry for a number of years and has been responsible with his team of designers and artists for the development of numerous projects. The group has a unique blend of talent including the technical and operational expertise required to operate within a state-of-the-art studio and a broad mix of disciplines. This experience includes brand and character creation, marketing literature and property packaging, entertainment and CGTV work, and consumer products development including toy design, packaging and display solutions.

RESEARCH AND DEVELOPMENT

            The continuing development of new products and the redesigning of existing items for continued market acceptance are key determinants of success in the toy and entertainment product industry. In 2002 and 2001, $337,729 and zero, respectively, were incurred on activities relating to the development, design and engineering of new products and their packaging and to the improvement or modification of ongoing products. Much of this work is performed by our internal staff of designers, artists and model makers.

INTELLECTUAL PROPERTY RIGHTS

            Our intellectual property portfolio has been acquired in order to capitalize on the business model and license the projects in many segments of this market, including: broadcast, promotions (e.g., cereal box toys, fast food toys), computer games, apparel, toys, gifts, publishing (e.g., comics and books), etc.

            We have acquired the following rights:

            o     In My Pocket Rights (including Monster In My Pocket) Worldwide
                  - from Morrison Entertainment Group, Inc., in a license agreement dated February 25, 2002 for $500,000 in staged payments for a 20-year term. The licensor is entitled to royalties ranging from 50 to 65% of the net revenues from the sale of licensed products, depending on where sales are made. Any such royalty payment shall be deducted from the $500,000 staged payments, assuming the royalties are earned during the period when the staged payments are to be made.

            o Shorrocks Portfolio Worldwide - from Wilf and Paula Shorrocks, in a license agreement dated April 30, 2002, in perpetuity for royalties of $10% of the net selling price, with a guaranteed minimum royalty of $1,000,000.

            o Afro Ken - from SAN-X Co., Ltd., pursuant to a license agreement dated January 14, 2003. Under the agreement, we have the right to use copyrighted property Afro Ken, for marketing, distribution and sale of dolls. The license territory is The British Isles, including Ireland and its possessions. We are to pay royalties of 10% of gross sales. The minimum guarantee is UK (pound)10,000, of which the first advance was due on signing and a second advance is due on December 31, 2004. The license term expires on December 31, 2004, with an option to renew for one year.

            o The Wumblers - from The Silly Goose Company, LLC. We entered into an entertainment production agreement, dated as of December 16, 2003, with The Silly Goose Company, LLC for the production of animated television episodes for certain intellectual property entitled "The Wumblers". Pursuant to an agreement dated April 28, 2003, we are entitled to all exploitation rights in The Wumblers including merchandise and distribution rights. We are to finance or obtain financing for the episodes. Funding sources will share copyright interests in the television episodes according to the allocation of net proceeds. We will have the right to produce other episodes based on the licensed intellectual property. We have the right to exploit the licensed property worldwide in perpetuity. We are entitled to 35% to 40% of the gross revenues, depending on the location from which revenues are generated and the form of the source of revenues, whether television, music, or merchandise. Peak and the financing partners are entitled to recoup all production and marketing costs from gross revenues. Silly Goose is entitled to 31% of the net proceeds. Silly Goose provided $500,000 to Peak in connection with financing for the products.

            o Faireez - Pursuant to terms of understanding with Moody Street Kids and Funbag Animation Studios Inc., we have the worldwide distribution rights, excluding Canada and Australia, and worldwide merchandising rights to an animated television series project called The Faireez, at royalty rates of 35%-40% of gross revenues. The license term is 25 years with an option to extend the term for an additional 25 years.

            We have licensed the following rights to third parties:

            o Monster In My Pocket for electronic games - We entered into a license agreement, dated December 12, 2003, with Radica U.K. Ltd. Under the agreement, we licensed certain rights to Monster In My Pocket in connection with the sale of electronic handheld games. The license territory is the United Kingdom, Channel Islands and Eire. We are to receive royalties of 8% to 10% of the net selling price. The license term is three years.

            o Pretty Pony Club - to Toontastic Publishing Ltd., pursuant to a license agreement dated December 5, 2002. Under the agreement, we licensed the right to intellectual property called Pretty Pony Club in connection with the sale of comics. The license territory is the United Kingdom and Eire. We are to receive royalties of 4% of the net sales price or 5% of the purchase price, depending on the manufacturer. The minimum guarantee is UK (pound)8,000. The agreement expires on February 29, 2004.

            We have granted the following distribution and sales rights:

            o We entered into a distribution agreement, dated July 1, 2003, with Perfectly Plush Inc., a Canadian company, whereby Perfectly Plush would serve as exclusive distributor of our Countin' Sheep products in Canada. Under the agreement, Perfectly Plush is to pay Peak a royalty of 10% of the net selling price, which is included in the purchase shipment price. Perfectly Plush shall pay to Peak 25% of the value of the invoice on placement of order, 25% on release from port of shipment and the remaining balance on release of products from port of entry on orders on the first 54,000 pieces. For subsequent orders, Perfectly Plush shall pay Peak 25% of the value of the invoice on placement of order, 25% on release from port of shipment, 25% on release of products from port of entry, and the remaining balance within 45 days of receipt of shipment. The agreement expires on December 31, 2004.

            o We entered into a distribution agreement, dated January 20, 2003, with Character Options Ltd., whereby it would serve as exclusive distributor of our `Monster In My Pocket' products in the United Kingdom, Channel Islands and Eire. Under the agreement, Character Options paid a non-refundable advance of UK (pound)100,000, credited against royalty payments, and is to pay Peak a royalty of 10% of the net selling price. We are entitled to a guaranteed minimum royalty of UK (pound)150,000 if 26 episodes of `Monster In My Pocket' are broadcast on GMTV or satellite television by December 31, 2004. The agreement expires on December 31, 2005.

            o We entered into an agency agreement, dated February 4, 2003, with Colin Lisle & Associates Limited. The license territory is Asia Pacific (excluding Australia & NZ); Scandinavia; Belgium; France, Holland; Italy; Portugal; Spain; Austria; Czech Republic; Germany; Hungary; Poland; Romania; Russia; Switzerland; Greece; Israel; Turkey; Cyprus; Malta; South Africa; Middle East. The agreement expires on December 31, 2004. The commission rate is 6% of the invoiced sales.

            o We entered into a representation agreement, dated August 19, 2003, with Haven Licensing Pty Ltd. for the use of Monster In My Pocket Brand, excluding television and video distribution, in Australia and New Zealand. The commission rate is 30% of gross receipts. The agreement expires on December 31, 2006.

            o We entered into a representation agreement, dated September 17, 2003, with Character Licensing & Marketing for the use of Monster In My Pocket Brand, excluding television and video distribution, in South Africa. The commission rate is 30% of gross receipts. The agreement expires on September 16, 2005.

            o We entered into a representation agreement, dated October 31, 2003, with Kidz Entertainment, for the use of Monster In My Pocket Brand, in the Nordic Region, Europe. The commission rate is 30% of gross receipts. The agreement expires on December 31, 2006.

COMPETITIVE ENVIRONMENT

            We have two kinds of competitors -- the large firms such as Vivendi with its Universal Studios or AOL Time Warner with Warner Brothers, and the independents such as H.I.T., Entertainment Rights, DIC and Saban. Most of the competitors are substantially larger than Peak Entertainment Holdings, Inc. and have significantly more financial and other resources.

GOVERNMENT REGULATION

            Our toy and related products sold in the United States are subject to the provisions of The Consumer Product Safety Act (the "CPSA"), The Federal Hazardous Substances Act (the "FHSA"), The Flammable Fabrics Act (the "FFA"), and the regulations promulgated thereunder. The CPSA empowers the Consumer Product Safety Commission (the "CPSC") to take action against hazards presented by consumer products, including the formulation and implementation of regulations and uniform safety standards. The CPSC has the authority to seek to declare a product "a banned hazardous substance" under the CPSA and to ban it from commerce. The CPSC can file an action to seize and condemn an "imminently hazardous consumer product" under the CPSA and may also order equitable remedies such as recall, replacement, repair or refund for the product. The FHSA provides for the repurchase by the manufacturer of articles which are banned. Consumer product safety laws also exist in some states and cities within the United States and in Canada, Australia and Europe. We vigorously seek to maintain compliance with the CPSA, the FHSA, the FFA, international standards, and our own standards. Notwithstanding the foregoing, there can be no assurance that all of our products are or will be hazard free. Any material product recall could have an adverse effect on our results of operations or financial condition, depending on the product, and could affect sales of other products.

            The Children's Television Act of 1990 and the rules promulgated thereunder by the United States Federal Communications Commission, as well as the laws of certain countries, place certain limitations on television commercials during children's programming. We of course, seek to comply in all respects with these laws and regulations.

EMPLOYEES

            As of January 30, 2004, we employed a total of 18 employees on a full-time basis, 9 of which are management level employees and five of which are clerical, and four are employed as designers. We also have two consultants and a team of 14 sales agents in the United Kingdom.

DESCRIPTION OF PROPERTY

            We lease approximately 3,000 square feet of space for our Bakewell, England headquarters pursuant to a month-to-month lease at approximately $5,760 per month. We also lease approximately 4,500 square feet of space for warehouse and offices facilities in Monrovia, California pursuant to a lease expiring July 31, 2005, at approximately $3,000 per month. We believe that our facilities are adequate for our present purposes.

LEGAL PROCEEDINGS

            As at January 30, 2004, we are not a party to any material pending legal proceeding, other than ordinary routine litigation incidental to our business.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

            Not applicable.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Name                                            Age               Position
----                                            ---               --------

Wilfred Shorrocks                               54                Chairman, Chief Executive Officer
                                                                    and Director

Paula Shorrocks                                 51                Vice President - Design and Development,
                                                                    and Director

Phil Ogden                                      36                Vice President - Sales and Marketing, and Director

Alan Shorrocks                                  43                Vice President - Licensing Division

Nicola Yeomans                                  33                Vice President - Finance

Terence Herzog                                  60                Director

Michael Schenkein                               52                Director


            Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

            Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

WILFRED SHORROCKS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mr. Shorrocks, founded Peak Entertainment Ltd. in November 2001 and he became Chairman, Chief Executive Officer and a director of Peak Entertainment Holdings, Inc. in April 2003. Prior to that, Mr. Shorrocks was co-founder of Just Group, Plc., where he acted as its Chief Executive Officer from 1987 to 2001. At Just Group, Mr. Shorrocks was responsible for all areas of group activity relating to development and creation of concepts through to IP acquisition, corporate acquisition, city and fund raising activities. Prior to his work at Just Group, Mr. Shorrocks worked in sales at the world's largest toy maker (at that time), Dunbee Combex Marx, makers of Sindy dolls and Hornby railways. He became Sales & Marketing Director for the Burbank sales division but left to form Acamas Toys in 1980. He is the spouse of Paula Shorrocks, and the brother of Alan Shorrocks.

PAULA SHORROCKS, VICE PRESIDENT - DESIGN AND DEVELOPMENT, AND DIRECTOR

Ms. Shorrocks, co-founded Peak Entertainment Ltd. in November 2001 and she became Vice President and a director of Peak Entertainment Holdings, Inc. in April 2003. Prior to that, Ms. Shorrocks was co-founder of Just Group, Plc., where she acted as its Commercial Director from 1987 to 2001. At Just Group, Ms. Shorrocks identified opportunities and then secured rights to represent blue chip companies as licensing agent for their brands. Before co-founding Just Group, Ms. Shorrocks taught Business Studies at The Harwich School, Essex and West Gloucester College of Further Education (1978-1987). She also was the Marketing Manager for Acamas Toys. She is the spouse of Wilfred Shorrocks.

PHIL OGDEN, VICE PRESIDENT - SALES AND MARKETING, AND DIRECTOR

Mr. Ogden, joined Peak Entertainment Ltd. in November 2001 and he became Vice President and a director of Peak Entertainment Holdings, Inc. in April 2003. From October 1998 to October 2001, Mr. Ogden served as Sales and Marketing Director. Prior to working at Just Group, Mr. Ogden developed his sales and marketing experience with Seymour International division of K's leading magazine distributor, Frontline from 1989 to 1998. Mr. Ogden was employed as an Account Director with the responsibility for the strategic and commercial success of a portfolio of Seymour's premier clients including Dennis, Paragon, FT Magazines (Investors Chronicle) and TimeWarner.

ALAN SHORROCKS, VICE PRESIDENT - LICENSING DIVISION

Mr. Shorrocks, has been Vice President - Licensing Division of Peak Entertainment Ltd. since November 2001 and he became Vice President of Peak Entertainment Holdings, Inc. in April 2003. Prior to that time, Mr. Shorrocks was Licensing Director of Just Group Plc. from 1991 through October 2001. Before joining Just Group, Mr. Shorrocks ran his own companies specializing in the leisure and surfing markets and was exclusive United Kingdom importer/ distributor for various branded merchandise including Quicksilver from the early 1980's. He sold his company Victory along with the United Kingdom rights to market Victor Wetsuits in 1991. He is the brother of Wilf Shorrocks.

NICOLA YEOMANS, VICE PRESIDENT - FINANCE

Ms Yeomans joined Peak Entertainment in June 2002 as company accountant. She became Vice President - Finance of Peak Entertainment Holdings Inc. in January 2004 and serves as the principal person in charge of accounting and financials. Prior to that time, she was an accountant for Just Group Plc from July 1997 to December 2001. Before joining Just Group Plc, Ms. Yeomans trained as an accountant for the entertainment arm of the BBC (British Broadcasting Corporation) at their London headquarters. She qualified as a Certified Chartered Accountant (A.C.C.A) in October 1998. She is currently studying towards a Masters Degree (M.B.A) in international business studies and corporate finance.

TERENCE HERZOG, DIRECTOR

Mr. Herzog has been a director of Peak Entertainment Ltd. since February 2003 and he became a director of Peak Entertainment Holdings, Inc. in April 2003. In June 2000, Mr. Herzog co-founded and is Managing Director of Agora Capital Partners, Inc. For a number of years ending in 2000, Mr. Herzog served as a consultant to executive management for various private and public entities advising on mergers and acquisitions, corporate development and financing.

MICHAEL SCHENKEIN, DIRECTOR

Mr. Schenkein has been a Director of Peak Entertainment Ltd. since February 2003 and he became a director of Peak Entertainment Holdings, Inc. in April 2003. Mr. Schenkein co-founded and is Managing Director of Agora Capital Partners, Inc., formed in June 2000. Prior to that time, Mr. Schenkein had founded M.S. Editorial in 1978, where he was Chief Executive Officer of that postproduction film/video company and its successor Big Picture Editorial, until 1995. From 1995 to 2000, Mr. Schenkein was Senior Executive Vice President for Cabanna Inc., the successor to Big Picture. From 2000 on, Mr. Schenkein served as a consultant to executive management for various private and public entities advising on mergers and acquisitions, corporate development and financing.

EXECUTIVE COMPENSATION

            The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the past three fiscal years exceeded $100,000:


                                                                Fiscal
Name and Principal Position          Year         Salary         Bonus         Other (1)
---------------------------          ----         ------         -----         ---------
Wilfred Shorrocks,                   2003        $     0        $     0        $     0
  Chief Executive Officer            2002          5,200              0              0

Raymond C. Dauenhauer, Jr            2002         58,900              0         63,937
  (former President and CEO)         2001         46,400              0         37,705
                                     2000          4,241              0         37,316


(1) Includes management fees, commissions and directors' fees. Does not include repayment of advances made by the executive to us.

            We intend to implement an employee stock incentive plan, whereby we may issue shares of common stock and stock options to our employees and consultants. We intend to the plan to cover the issuance of up to 10% of our outstanding shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            From time to time, Mr. and Mrs. Shorrocks loaned money to Peak Entertainment to fund day-to-day operations, as well as for the acquisition of certain properties. Through December 31, 2002, the Shorrocks loaned to Peak Entertainment $972,386, and we repaid $78,193 to the Shorrocks. As of September 30, 2003, we have yet to repay $848,092 to the Shorrocks. These monies are loaned without interest and do not have a due date, and are due on demand.

            On April 30, 2002, we entered into a license agreement with Wilfred and Paula Shorrocks whereby we acquired from the Shorrocks the exclusive rights to apply various intellectual properties to the manufacture, distribution and sale of products on a worldwide basis. Under the terms of the agreement, we undertook to pay to Wilfred and Paula Shorrocks guaranteed minimum royalties amount of $1,000,000, with the agreement due to expire on December 31, 2023. There are no set payment terms.

            On April 22, 2003, Peak Entertainment Ltd., together with its subsidiaries, was acquired by Palladium Communications, Inc., a Nevada corporation, which subsequently changed its name to Peak Entertainment Holdings, Inc. Under the terms of the agreement, we acquired 100 percent of Peak Entertainment Ltd.'s stock in exchange for the issuance by us of 19,071,684 shares of our common stock to the holders of Peak Entertainment Ltd. The new shares constituted 90 percent of the outstanding shares of Peak Entertainment Holdings, Inc. after the acquisition. Officers and directors who received shares pursuant to the acquisition are:

            o     Wilfred Shorrocks, 8,486,899 shares;

            o     Paula Shorrocks, 8,486,899 shares;

            o     Phil Ogden, 476,792 shares;

            o     Alan Shorrocks, 476,792 shares; and

            o     Terence Herzog, 743,585 shares.

            On October 3, 2003, each of Wilf and Paula Shorrocks gifted 125,000 shares to Cary Fields.

            On October 6, 2003, Terence Herzog gifted an aggregate of 178,500 shares to six persons, none of whom are affiliates of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding beneficial ownership of our common stock as of January 30, 2004:

            o by each person who is known by us to beneficially own more than 5% of our common stock;

            o     by each of our officers and directors; and

            o     by all of our officers and directors as a group.


                                                        Percentage         Percentage
Name And Address               Number Of Shares of       Of Class          Of Class
Of Owner*                      Common Stock Owned    Prior To Offering   After Offering
---------                      ------------------    -----------------   --------------
Wilfred Shorrocks(1)(2)            8,361,899              36.7%              25.4%
Paula Shorrocks(1)(2)              8,361,899              36.7%              25.4%
Phil Ogden                           476,792               2.1%               1.4%
Alan Shorrocks(2)                    476,792               2.1%               1.4%
Nicola Yeomans                             0                --                 --
Terence Herzog(3)                    565,085               2.5%               1.7%
Michael Schenkein                          0                --                 --
All Officers and Directors
   as a Group(7 persons)          18,242,267              80.1%              55.4%


(1) For purposes of reporting beneficial ownership in the table, the ownership of shares of common stock by Wilfred and Paula Shorrocks are listed separately. Wilfred and Paula Shorrocks are each other's spouse. Accordingly, each may be deemed the beneficial owner of the shares held by the other.

(2) Alan Shorrocks is the brother of Wilfred Shorrocks. Alan Shorrocks disclaims beneficial ownership of shares held by Wilfred and Paula Shorrocks. Each of Wilfred and Paula Shorrocks disclaims beneficial ownership of shares held by Alan Shorrocks.

(3) All of Mr. Herzog's shares are owned by WMB Corporation, of which Mr. Herzog is the sole owner.

            The address for each named person is c/o:

                       Peak Entertainment, Ltd. Bagshaw
                       Hall, Bagshaw Hill
                       Bakewell, Derbyshire, UK DE45 1DL

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 10, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

The percentage of shares outstanding before the offering is based on 22,774,093 shares of common stock outstanding.

The percentage of shares outstanding after the offering is based on 32,930,760 shares of common stock to be outstanding.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

            We are authorized to issue up to 900,000,000 shares of common stock, par value $.001. As of January 30, 2004, there were 22,774,093 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

            We are authorized to issue up to 10,000,000 shares of blank check preferred stock, none of which is currently outstanding. The preferred stock may, without action by our stockholders, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rates, sinking fund provisions, liquidation preferences and conversion rights for any series of preferred stock issued in the future. As such, issuance of preferred stock by our Board with voting or conversion rights, may adversely affect the voting power or equitable rights of our common stockholders. In addition, we will not offer preferred stock to promoters except on the same terms as it is offered to all other existing shareholders or to new shareholders or unless the issuance of such preferred stock is approved by a majority or our independent directors who did not have an interest in the transaction and who had access, at our expense, to counsel.

CONVERTIBLE DEBENTURES

            We have issued an aggregate of $1,500,000 in 8% convertible debentures, due January 5, 2007, and $50,000 in 8% convertible debentures, due January 29, 2007. The debentures are convertible at $.30 per share. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due in January of each year, commencing with January 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest.

            The full principal amount of the convertible debentures is due upon default under the terms of the convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

            The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

            For a two-year period from issuance, the conversion price of the debentures may be adjusted for dilutive issuances of securities for value by us. Dilutive issuances means any issuance by us of our common stock or convertible into our common stock, excluding securities issued to our employees, directors, consultants and others similarly situtated in the ordinary course of business and not for capital raising purposes, below the lower of $.50 per common share and the fair market value for such securities as determined at the time of issuance. Upon the occurrence of such dilutive issuances, appropriate and proportionate adjustments shall be made to the conversion price on a penny for penny basis. For example, if we issue in the future warrants convertible at $.45 at a time when the common stock fair market value is $.50, then the conversion price of the debentures shall be adjusted downward by $.05.

            The debenture holders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

WARRANTS

            In connection with a consulting agreement with POW! Entertainment, we issued 750,000 warrants to purchase shares of common stock, exercisable for five years from July 2003 at an exercise price of $0.35 per share. Warrants to purchase 375,000 shares vested upon execution of the consulting agreement, and the remaining warrants to purchase the remaining 375,000 shares are to vest after one year. After one year, POW has the right to demand registration of the shares of common stock underlying the warrant at our expense.

            In connection with an amended consulting agreement, we issued 240,000 warrants to purchase shares of common stock, exercisable for three years from December 2003 at $0.50 per share.

            In connection with a Cancellation of Debt in Exchange for Securities Agreement, dated as of December 17, 2003, we issued 150,000 warrants to purchase shares of common stock, exercisable for three years from December 2003 at $0.50 per share.

            On January 5, 2004 and January 29, 2004, in connection with Securities Purchase Agreements for the sale of 8% convertible debentures, we issued an aggregate of 3,100,000 warrants to purchase shares of common stock. The warrants are exercisable for three years from the date of issuance at a purchase price of $0.50 per share.

            On January 23, 2004, we entered into an agreement for services with Vintage Filings, LLC. Pursuant to the agreement, Vintage is to provide certain filing services for us for one year. We issued to Vintage 300,000 common stock purchase warrants, exercisable for three years at $0.50 per share.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

            The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell in one or more transactions any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately-negotiated transactions;

            o short sales that are not violations of the laws and regulations of any state or the United States;

            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o     through the writing of options on the shares;

            o     a combination of any such methods of sale; and

            o     any other method permitted pursuant to applicable law.

            The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

            The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

            The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

            We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

            The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

            The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

            We have agreed to indemnify selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                   PENNY STOCK

            The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and

            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

            In order to approve a person's account for transactions in penny stocks, the broker or dealer must

            o obtain financial information and investment experience objectives of the person; and

            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

            The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and

            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

            Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

            The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

            The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name                    Total Shares of   Total Percentage Shares of     Beneficial        Percentage of  Beneficial   Percentage of
                        Common Stock      of Common Stock, Common Stock  Ownership Before  Common Stock   Ownership    Common Stock
                        (Includes Shares  Assuming Full    Included in   the Offering      Owned Before   After the    Owned After
                        Issuable Upon     Conversion and   Prospectus                      Offering       Offering (c) Offering (c)
                        Conversion of     Exercise (a)
                        Debentures and
                        Warrants)
Platinum Partners        4,600,000 (d)    14.0%            Up to         1,173,429 (b)     4.9% (b)            --            --
  Global Macro Fund LP                                     4,600,000
152 West 57th Street                                       shares
New York, NY 10019

Gary Barnett             766,667 (d)      2.3%             Up to         766,667 (b)       3.3% (b)            --            --
225 West 86th St.                                          766,667
New York, NY 10024                                         shares

Millstone Brands Inc.    766,667 (d)      2.3%             Up to         766,667 (b)       3.3% (b)            --            --
1735 Jersey Ave                                            766,667
North Brunswick,                                           shares
NJ 08902

Dan Brecher              3,066,666 (d)    9.3%             Up to         1,173,429 (b)     4.9% (b)            --            --
99 Park Avenue                                             3,066,666
New York, NY 10016                                         shares

Jack Kuessous            973,333          3.0%             Up to         973,333           4.2%                --            --
1865 Ocean Parkway                                         973,333
Brooklyn N.Y. 11223                                        shares

Vintage Filings, LLC(e)  300,000          0.9%             Up to         300,000           1.3%                --            --
150 West 46th Street                                       300,000
New York, NY 10036                                         shares

Shai Stern (e)           266,667          0.8%             Up to         266,667           1.2%
43 Maple Ave                                               266,667
Cedarhurst, NY 11516                                       shares


(a) Assumes 32,930,760 shares to be outstanding after conversion of debentures and exercise of warrants by all the selling stockholders.

(b) With respect to the selling stockholder, represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

(c)   Assumes that all securities registered will be sold.

(d) Includes shares underlying penalty payments on the debentures (at a rate of 100,000 shares for each principal amount of $125,000 convertible debentures), that may be issued in that event that we do not seek or obtain effectiveness of this registration statement within four months of January 5, 2004.

(e) Shai Stern is Co-Chairman and Chief Executive Officer of Vintage Filings, LLC. Accordingly, he may be deemed a beneficial owner of securities interests held by Vintage Filings. He participates in the voting and investment control of the shares held by Vintage Filings. For purposes of the table, his reported ownership interests are reported separately from those of Vintage Filings.

            The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

TERMS OF CONVERTIBLE DEBENTURES AND WARRANTS

            On January 5, 2004 and January 29, 2004, we entered into Securities Purchase Agreements with five accredited investors for the sale of (i) $1,550,000 in convertible debentures and (ii) warrants to buy 3,100,000 shares of common stock.

            The debentures bear interest at 8%, mature in January 2007, and are convertible into shares of our common stock, at the selling stockholders' option, at $.30 per share. The warrants are exercisable for three years at a price of $0.50 per share.

            The full principal amount of the convertible debentures are due upon default under the terms of the convertible debentures. In addition, we have granted certain debenture holders a security interest in substantially all of our assets and intellectual property and registration rights.

            The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

            For a two-year period from issuance, the conversion price of the debentures may be adjusted for dilutive issuances of securities for value by us. Dilutive issuances means any issuance by us of our common stock or convertible into our common stock, excluding securities issued to our employees, directors, consultants and others similarly situtated in the ordinary course of business and not for capital raising purposes, below the lower of $.50 per common share and the fair market value for such securities as determined at the time of issuance. Upon the occurrence of such dilutive issuances, appropriate and proportionate adjustments shall be made to the conversion price on a penny for penny basis. For example, if we issue in the future warrants exercisable at $.45 at a time when the common stock fair market value is $.50, then the conversion price of the debentures shall be adjusted downward by $.05.

            The debenture holders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

            Complete copies of the Securities Purchase Agreements and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

TERMS OF THE COMMON STOCK AND WARRANTS TO KUESSOUS

            On December 17, 2003, we amended a July 2003 consulting agreement with Jack Kuessous, whereby the Company issued to Kuessous warrants to purchase 240,000 shares of common stock, exercisable for three years at $1.20 per share. Under the amended consulting agreement we issued warrants to purchase 240,000 shares of common stock, exercisable for three years at $0.50 per share in exchange for the previously issued warrants.

            On December 17, 2003, we entered into a Cancellation of Debt in Exchange for Securities Agreement, whereby we exchanged a debt of $100,000 owed to Jack Kuessous, loaned to us on July 7, 2003. In exchange for cancellation of the debt, we issued to Kuessous 583,333 shares of common stock and 150,000 common stock purchase warrants exercisable for three years at $0.50 per share.

WARRANTS ISSUED FOR SERVICES

            On January 23, 2004, we entered into an agreement for services with Vintage Filings, LLC. Pursuant to the agreement, Vintage is to provide certain filing services for us for one year. We issued to Vintage 300,000 common stock purchase warrants, exercisable for three years at $0.50 per share.

                                  LEGAL MATTERS

            Law Offices of Dan Brecher, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Dan Brecher, the sole principal of the law firm, purchased through a private placement of our securities at the private placement offering price 8% convertible debentures in the principal amount of $500,000 and 1,000,000 warrants to purchase shares of our common stock, the underlying shares of common stock of which are included in this prospectus. He is a selling stockholder of 3,066,666 shares pursuant to this prospectus.

                                     EXPERTS

            Goodband viner taylor, Chartered Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2001 and 2002, and for the year and period then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

            We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Peak Entertainment Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

            We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

Combined Financial Statements                                          F-1
For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002

Consolidated Financial Statements (Unaudited)                          F2-1
For the quarters ended March 31, 2002 and March 31, 2003

Consolidated Financial Statements (Unaudited)                          F3-1
For the quarters ended June 30, 2002 and June 30 2003

Consolidated Financial Statements (Unaudited)                          F4-1
For the quarters ended September 30, 2002 and September 30 2003

                        Peak Entertainment Holdings, Inc

                          Combined Financial Statements
                  For the period November 20, 2001 (inception)
                              to December 31, 2001
                      and the year ended December 31, 2002


Contents                                                                        Page:
1        Independent auditors' report                                            F-2

2        Combined balance sheets                                                 F-3

3        Combined statements of operations                                       F-4

4        Combined statements of comprehensive loss                               F-5

5        Combined statements of changes in stockholders' equity (deficit)        F-6

6        Combined statements of cash flows                                       F-7

7        Notes to Combined financial statements                                  F-8

                        Peak Entertainment Holdings, Inc

                          Independent Auditors' Report


TO THE SHAREHOLDERS OF PEAK ENTERTAINMENT HOLDINGS, INC

We have audited the accompanying combined balance sheets of Peak Entertainment Holdings, Inc as of December 31, 2001 and 2002, and the related combined statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Peak Entertainment Holdings, Inc as of December 31, 2001 and 2002, and the combined results of its operations and its cash flows for the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Company has suffered recurring losses from operations, cash flow deficits and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ goodband viner taylor
Sheffield, England
May 30, 2003

                        Peak Entertainment Holdings, Inc

                             Combined Balance Sheets

                                                                     December 31,
                                                                 2001              2002
                                                             -----------        ----------
Assets

Current Assets
Cash and cash equivalents                                    $      --          $    9,870
Accounts receivable                                                 --              63,341
Inventories                                                         --             238,058
Other current assets                                                 428              --
                                                             -----------        ----------
Total current assets                                         $       428        $  311,269

Plant and equipment, net                                            --             136,538
Intangible assets, net of amortization                              --           1,984,159
                                                             -----------        ----------
                                                             $       428        $2,431,966
                                                             ===========        ==========

Liabilities and  Stockholders' Equity/(Deficit)

Current Liabilities

Short term borrowings                                        $      --          $  264,600
Accounts payable                                                   7,207           578,835
Stockholders' advances account                                    21,761           894,193
License fees payable                                                --             300,000
Other accrued liabilities                                           --             233,316
                                                             -----------        ----------
Total current liabilities                                    $    28,968        $2,270,944

Long Term Liabilities

License fees payable                                                --           1,200,000
                                                             -----------        ----------
Total long term liabilities                                  $      --          $1,200,000

Stockholders' Equity (deficit)

Common stock, par value $0.01 - 90,000,000 shares
 authorized, 19,071,684 shares issued and outstanding        $    19,075        $   19,075
Additional paid in capital                                       (19,072)          (19,072)
Retained earnings (deficit)                                      (28,543)         (967,451)
Other comprehensive income                                          --             (71,530)
                                                             -----------        ----------
Total stockholders' equity (deficit)                             (28,540)       (1,038,978)
                                                             -----------        ----------
                                                             $       428        $2,431,966
                                                             ===========        ==========

See accompanying notes to combined financial statements.

                        Peak Entertainment Holdings, Inc

                        Combined Statements of Operations

                                               Period November 20, 2001
                                                    (inception) to                    Year ended
                                                   December 31, 2001               December 31, 2002
                                                   -----------------               -----------------
Revenue  Character related consumer products          $      --                       $  298,847
   Licensing arrangements                                    --                            7,503
                                                      -----------                     ----------
Net revenue                                                  --                          306,350

Cost of Revenue
   Cost of goods sold                                        --                          259,934
                                                      -----------                     ----------
Total cost of revenue                                        --                          259,934

Gross profit                                                 --                           46,416

Operating expenses
   Selling, general and administrative                     28,543                      1,056,638
   Depreciation and amortization                             --                           78,660
                                                      -----------                     ----------
Total operating expenses                                   28,543                      1,135,298
                                                      -----------                     ----------

Loss from operations                                      (28,543)                    (1,088,882)

Foreign exchange - gain                                      --                          168,545

Interest expense                                             --                          (18,571)
                                                      -----------                     ----------
Net loss                                              $   (28,543)                    $ (938,908)
                                                      ===========                     ==========


Basic and diluted net loss per share                  $     0.001                     $     0.05

Weighted average common shares outstanding
                                                       19,071,684                     19,071,684
                                                      ===========                     ==========


See accompanying notes to combined financial statements.

                        Peak Entertainment Holdings, Inc

                    Combined Statements of Comprehensive Loss

                                               Period November 20, 2001
                                                    (inception) to                    Year ended
                                                   December 31, 2001                December 31, 2002
                                                   -----------------                -----------------
Net loss                                            $   (28,543)                       $  (938,908)

Cumulative translation adjustment                           --                             (71,530)
                                                    -----------                        -----------
Comprehensive loss                                  $   (28,543)                       $(1,010,438)
                                                    ===========                        ===========

See accompanying notes to combined financial statements.

                        Peak Entertainment Holdings, Inc

        Combined Statements of Changes in Stockholders' Equity (Deficit)

                                                                                         Accumulated
                                                       Additional        Retained           Other
                                             Common      paid in         earnings       comprehensive
                               Shares         stock      capital         deficit           income            Total
                              ----------     -------    ----------     ------------     --------------    -----------
Issuance of shares                     2     $     3          --       $      --        $       --        $         3

Stock split, effective
 April 22, 2003               19,071,682      19,072       (19,072)           --                --               --

Net Loss                            --          --            --           (28,543)             --            (28,543)
                              ----------     -------    ----------     -----------      ------------      -----------

Balance, December 31, 2001    19,071,684      19,075       (19,072)        (28,543)             --            (28,540)

Net loss                            --          --            --          (938,908)             --           (938,908)
Cumulative translation
adjustment                          --          --            --              --             (71,530)         (71,530)
                              ----------     -------    ----------     -----------      ------------      -----------

Balance, December 31, 2002    19,071,684     $19,075    $  (19,072)    $  (967,451)     $    (71,530)     $(1,038,978)
                              ==========     =======    ==========     ===========      ============      ===========

See accompanying notes to combined financial statements.

                        Peak Entertainment Holdings, Inc

                        Combined Statements of Cash Flows

                                                      November 20, 2001
                                                        (inception) to          Year Ended
                                                      December 31, 2001      December 31, 2002
                                                      -----------------      -----------------
Cash flows from operating activities:
Net loss                                                $   (28,543)           $  (938,908)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation                                                   --                    3,445
Amortization of intangible assets                              --                   75,429
Foreign exchange gain                                          --                 (168,545)

Changes in working capital:

Accounts receivable                                            --                  (63,341)
Inventories                                                    --                 (238,058)
Other current assets                                           (428)                   428
Accounts payable and other accrued liabilities                7,207                804,626
                                                        -----------            -----------
Net cash used in operating activities                       (21,764)              (524,924)
                                                        ===========            ===========

Cash flows from investing activities:

Purchase of plant and equipment                                --                  (45,801)
Acquisitions (net of cash acquired)                            --                 (201,391)
Purchase of intangibles                                        --                 (283,834)
                                                        -----------            -----------
Net cash used in investing activities                          --                 (531,026)
                                                        ===========            ===========
Cash flows from financing activities:

Short term borrowings, net                                     --                  264,600
Stockholders advances account                                21,761                870,048
Issuance of common stock                                          3                   --
                                                        -----------            -----------
Net cash provided from financing activities                  21,764              1,134,648
                                                        ===========            ===========
Cumulative translation adjustment                              --                   68,828)
                                                        ===========            ===========
Increase in cash and cash equivalents                          --                    9,870
Cash and cash equivalents, beginning of year                   --                     --
                                                        -----------            -----------
Cash and cash equivalents, end of year                  $      --              $     9,870
                                                        ===========            ===========

Supplemental disclosure of cash flow information

Interest paid                                           $      --              $        69
                                                        ===========            ===========
Purchase of licenses through issuance of long
term liabilities                                               --              $ 1,500,000
                                                        ===========            ===========

See accompanying notes to combined financial statements.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


1           Description of Business and Future Prospects

            Peak Entertainment Holdings, Inc, formerly Peak Entertainment Limited was formed on November 20, 2001 and is an integrated media group focused on children. Its activities include the production of television entertainment, character licensing and consumer products development, including toy and gift manufacturing and distribution. Integration enables Peak Entertainment Holdings, Inc to take a property from concept to consumer in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.) to build market momentum and worldwide brand quality.

            The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As explained below, the Company has sustained recurring operating losses, cash flow deficits and has a net capital deficiency as of December 31, 2002. On April 22, 2003, the Company completed a reverse acquisition with a public shell and has become a public company with access to the US capital markets. Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and will receive the remainder when the Company files a registration statement with the Securities and Exchange Commission and it becomes effective.

            The Company has developed a business plan to increase revenue by capitalizing on its integrated media products. However, the company must obtain funds from outside sources in fiscal 2003 to provide needed liquidity and successfully implement its business plan. Presently, the Company has no firm commitments from outside sources to provide these funds. These factors raise substantial doubt about the Company's ability to continue in existence. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty. While the Company is optimistic that it can execute its revised business plan, there can be no assurance that;

            A increased sales necessary to obtain profitability will materialize, and

            B the Company will be able to raise sufficient cash to fund the additional working capital requirements.

2           Summary of Significant Accounting Policies

            (A)         Principals of Consolidation and Combination

                        The accompanying combined financial statements include the accounts of Jusco Toys Ltd, Jusco UK Ltd, Wembley Sportsmaster Ltd and Cameo Collectables Ltd after elimination of inter-company transactions and balances. Jusco Toys Ltd, Jusco UK Ltd and Wembley Sportsmaster Ltd are wholly-owned subsidiaries of Peak Entertainment Holdings, Inc, which is owned by Wilfred and Paula Shorrocks. Cameo Collectables Limited was formed on August 20, 2002 and is owned by Wilfred and Paula Shorrocks. The financial statements of Cameo Collectables Ltd have been combined with Peak Entertainment Holdings, Inc as both entities were under common control, until February 7, 2003 when Peak Entertainment Holdings, Inc acquired the whole of the share capital in Cameo Collectables Limited.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (B)         Basis of preparation

                        The financial statements have been prepared on a going concern basis, the validity of which depends upon future funding being available. The validity of the going concern concept is also dependent upon the continued support of the directors.

                        Should such support be withdrawn and funding not made available, the company may be unable to continue trading. Adjustments would have to be made to reduce the value of assets to their recoverable amount to provide for any further liabilities which might arise and to reclassify fixed assets as current assets.

            (C)         Risks and Uncertainties

                        The entertainment/media industry is highly competitive. The Company competes with many companies, including larger, well capitalized companies that have significantly greater financial and other resources. The Company's success is dependent upon the appeal of its entertainment products. Consumer preferences with respect to entertainment products are continuously changing and are difficult to predict. Therefore, the Company's success will depend on its ability to redesign, restyle and extend the useful life of products and to develop, introduce and gain customer acceptance of new entertainment products. The company's ability, or inability, to manage these risk factors could influence future financial and operating results.

            (D)         Revenue Recognition

                        The Company generates revenues from three distinct sources; the license fees generated from the production of television entertainment, character licensing and sales of character related consumer products. Revenues from the production of television entertainment is recognized in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". Under this guidance, the Company recognizes revenue from the sale of television entertainment when all of the following conditions are met:

                        A Persuasive evidence of a sale or licensing arrangement with a customer exists,

                        B The television episode is complete and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery,

                        C The license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale, and

                        D           The arrangement fee is fixed or
                                    determinable.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

                        Revenue from character licensing arrangements is recognized over the life of the agreement. Revenue from the sale of character related consumer products is recognized at the time of shipment when title of the products passes to the customer. Amounts received in advance are recorded as unearned revenue until the earnings process is complete.

            (E)         Intangible assets and amortization

                        Intangible assets are stated at cost less accumulated amortization and any provision for impairment. Amortization is provided on intangible fixed assets over their expected useful lives as follows:

                        Trade marks                         -           10 years
                        Website development costs           -           3 years

                        Licensing rights are amortised on a straight line basis over the term of the agreement, which range from 3 years
                        - 20 years.

                        Web Site Development Costs

                        In March 2000, EITF No. 00-02, Accounting for Website Development Costs, was issued which addresses how an entity should account for costs incurred in website development. EITF 00-02 distinguishes between those costs incurred during the development, application and infrastructure development stage and those costs incurred during the operating stage. The Company expenses all costs incurred during the development and operating stages. The Company evaluates costs incurred during the applications and infrastructure development stage using the guidance in Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".

            (F) Plant and equipment

                        Plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on plant and equipment over their expected useful lives as follows:

                        Fixtures & fittings     -           10 years
                        Moulds and Tooling      -           5 years
                        Computer equipment      -           4 years

                        Costs associated with the repair and maintenance of plant and equipment are expensed as incurred.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (G)         Film and television costs

                        The Company capitalizes the costs of developing film and television projects in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". These costs will be amortized using the individual-film-forecast-computation method, which amortizes costs in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue at the beginning of the current fiscal year. The Company has recorded no amortization to date as revenue has yet to be recognized.

            (H)         Asset Impairment

                        The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

            (I)         Cash Equivalents

                        For purposes of the statements of cash flows, all temporary investments purchased with a maturity of three months or less are considered to be cash equivalents.

            (J)         Inventories

                        Inventory is valued at the lower of cost or market, with cost being determined on the first-in, first-out basis. The Company reviews the book value of slow-moving items, discounted product lines and individual products to determine if these items are properly valued. The Company identifies these items and assesses the ability to dispose of them at a price greater than cost. If it is determined that cost is less than market value, then cost is used for inventory valuation. If market value is less than cost, then the Company establishes a reserve for the amount required to value the inventory at market. It the Company is not able to achieve its expectations of the net realizable value of the inventory at its current value, the Company adjusts its reserve accordingly. Inventory is comprised entirely of finished goods.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (K)         Advertising costs

                        Advertising costs, included in selling, general and administrative expenses, are expensed as incurred and were $0 and $3,827 for the period ended December 31, 2001 and the year ended December 31, 2002, respectively.

            (L)         Foreign currencies

                        The Company uses the British Pound as its functional currency. Transactions denominated in foreign currencies are translated at the year-end rate with any differences recorded as foreign currency transaction gains and losses and are included in the determination of net income or loss. The Company has translated the financial statements into US Dollars. Accordingly, assets and liabilities are translated using the exchange rate in effect at the balance sheet date, while income and expenses are translated using average rates. Translation adjustments are reported as a separate component of stockholders' equity.

            (M)         Income taxes

                        Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No 109 "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS No 109, deferred tax assets are recognised for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognised for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

            (N)         Use of Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from such estimates.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (O)         Earnings Per Share

                        Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

                        For the purposes of calculating earnings per share, the Company has retroactively restated its outstanding common stock based upon the stock split declared on April 22, 2003 (See Note 11).

                        Basic and diluted earnings per share are the same during 2001 and 2002 as the impact of dilutive securities is antidilutive. There are warrants to purchase 600,000 shares of the company's common stock currently outstanding.

            (P)         Recent Accounting Pronouncements

                        In April 2002, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections. SFAS No. 4 required all gains and losses from the extinguishment of debt to be reported as extraordinary items and SFAS No. 64 related to the same matter. SFAS No. 145 requires gains and losses from certain debt extinguishment not to be reported as extraordinary items when the use of debt extinguishment is part of a risk management strategy. SFAS No. 44 was issued to establish transitional requirement for motor carriers. Those transitions are completed; therefore SFAS No. 145 rescinds SFAS No. 44. SFAS No. 145 also amends SFAS No. 13 requiring sale-leaseback accounting for certain lease modifications. SFAS No.145 is effective for fiscal years beginning after May 15, 2002. The provisions relating to sale-leaseback accounting are effective for transactions after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position or results of operations.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (P)         Recent Accounting Pronouncements (continued)

                        In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" is replaced by this Statement. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management does not anticipate that the adoption of this Statement will have a significant effect on the Company's financial statements.

                        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 clarifies disclosures that are required to be made for certain guarantees and establishes a requirement to record a liability at fair value for certain guarantees at the time of the guarantee's issuance. The disclosure requirements of FIN No. 45 have been applied in the Company's financial statements at December 31, 2002. The requirement to record a liability applies to guarantees issued or modified after December 31, 2002. The Company will adopt the measurement and recording provisions of FIN No. 45 prospectively beginning January 1, 2003.

                        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based compensation and requires pro forma disclosures of the effect on net income and earnings per share had the fair value method been used to be included in annual and interim reports and disclosure of the effect of the transition method used if the accounting method was changed, among other things. SFAS No. 148 is effective for annual reports of fiscal years beginning after December 15, 2002 and interim reports beginning after December 15, 2002. The Company plans to continue using the intrinsic value method of accounting for stock-based compensation and therefore the new rule will have no effect on the Company's financial condition or results of operations. The Company adopted the new standard related to disclosure effective December 15, 2002.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


2           Summary of Significant Accounting Policies (continued)

            (P)         Recent Accounting Pronouncements (continued)

                        In January 2003, the FASB issued FIN No. 46,
                        "Consolidation of Variable Interest Entities, an Interpretation of ARB 51". FIN No. 46 requires that the primary beneficiary in a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. The consolidation requirements of FIN No. 46 are required to be implemented for any variable interest entity created on or after January 31, 2003. In addition, FIN No. 46 requires disclosure of information regarding guarantees or exposures to loss relating to any variable interest entity existing prior to January 31, 2003 in financial statements issued after January 31, 2003. FIN No. 46 is effective for the Company on January 31, 2003, and is not expected to have a significant impact on the Company's financial statement presentation or disclosures.

                        In April 2003, the FASB issued Statements of Financial Accounting Standards No. 149 ("SFAS No. 149"), an amendment to SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003.

                        In May 2003, the FASB issued Statements of Financial Accounting Standards No. 150 ("SFAS No. 150"). SFAS No. 150 established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 is not expected to have a significant impact on the Company's financial statement presentation or disclosures.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002

3           Acquisition

            On April 19, 2002, the Company acquired the assets of Jusco Toys Ltd for $111,993 from the administrators of Just Group plc, in order to obtain the tooling and moulds owned by this company. Jusco Toys Ltd is registered in Hong Kong.

            The acquisition of Jusco Toys Ltd has been accounted for in accordance with SFAS 141. The cost of the acquisition was allocated to the assets acquired based on estimates of their respective fair values at the date of acquisition.

            The following summarises the final purchase price allocation of the assets acquired at the date of acquisition.

            Cash                                                   $  17,811
            Moulds and toolings                                       91,980
            Fixtures and fittings                                      2,202
                                                                   ---------
            Cash purchase price                                    $ 111,993
                                                                   =========

            The Company's combined results of operations have incorporated Jusco Toys Ltd's activity on a combined basis from April 19, 2002, the date of acquisition.

            On April 19, 2002 the Company acquired the assets of Wembley Sportsmaster Ltd for $107,209 from the administrators of Just Group plc in order to obtain the trademarks owned by this company.

            The acquisition of Wembley Sportsmaster Ltd has been accounted for in accordance with SFAS 141. The cost of the acquisition was allocated to the assets acquired based on estimates of their respective fair values at the date of acquisition.

            The following summarises the final purchase price allocation of the assets acquired at the date of acquisition.

            Trademarks                                             $ 107,209
                                                                   ---------
            Cash purchase price                                    $ 107,209
                                                                   =========

            The Company's combined results of operations have incorporated Wembley Sportsmaster Ltd activity on a combined basis form April 19, 2002, the date of acquisition.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


4           Plant and Equipment

            Plant and equipment comprise the following at December 31, 2002.

            Fixtures and fittings                             $  25,380
            Moulds and tooling                                   95,654
            Computer equipment                                   18,949
                                                               --------
                                                                139,983

            Accumulated depreciation                              3,445
                                                               --------
                                                               $136,538
                                                               ========

            The company is not currently using or depreciating the moulds and tooling acquired from the acquisition of Jusco Toys Ltd, due to the enquiry from the Hong Kong Inland Revenue Department. These moulds and tooling will be utilized once the enquiry has been settled and management believes that no impairment has occurred.

5           Intangible Assets

                                                                     Accumulated
                                                   Cost              amortization               Total
            Licences                           $1,780,607             $   69,511              $1,711,096
            Trademarks                            114,182                  2,946                 111,236
            Film and television costs             111,316                 --                     111,316
            Website costs                          53,483                  2,972                  50,511
                                               ----------             ----------              ----------
                                               $2,059,588             $   75,429              $1,984,159
                                               ==========             ==========              ==========

            As of December 31, 2002, the estimated aggregate amortization expense, based on current levels of intangible assets for the succeeding five years is as follows:

                                                                        $

                        December 31, 2003                               155,893
                        December 31, 2004                               156,366
                        December 31, 2005                               145,809
                        December 31, 2006                               91,943
                        December 31, 2007                               91,943

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

     For the period ended December 31, 2001 and year ended December 31, 2002


6           Income Taxes

            The components of the deferred tax balances at December 31, 2001 and 2002 are as follows.

                                                            2001               2002
                                                          ---------         ---------
Deferred tax assets - non-current

Loss carry forwards                                       $   8,563         $ 263,208
                                                          ---------         ---------
Total deferred tax assets                                     8,563           263,208
                                                          ---------         ---------

Deferred tax liabilities - current
Depreciation and amortization not currently
deductible for tax purposes                                      --            23,014
                                                          ---------         ---------

Total deferred tax liabilities                                   --            23,014
                                                          ---------         ---------

Net deferred tax asset  before valuation allowance            8,563           240,194
Valuation allowance                                          (8,563)         (240,194)
                                                          ---------         ---------

Net deferred tax asset                                    $      --         $      --
                                                          =========         =========

            The Company's effective tax rate of 0% defers from the statutory rate of 30% due to the fact that the Company, at this point in time, considers it more likely than not that the deferred tax asset related to net operating loss carryforwards will not be recognized. Accordingly, deferred tax assets at December 31, 2001 and 2002 have been reduced by a valuation allowance relating to the tax benefits attributable to net operating losses. Operating losses can be carried forward indefinitely in the United Kingdom. At December 31, 2002 the net operating losses total $877,359.

            It has been assumed that any losses will be utilised against the first available profits at a tax rate of 30% but a tax rate of 19% may be used, if the small Company rate of tax is utilised.

7           Short Term Borrowings

            On July 10, 2002, the Company borrowed $240,000 from an individual lender. The debt bears interest at 20% per year. The debt and all accrued interest is due on January 10, 2003. The debt is collateralized by certain inventory of the Company's subsidiary, Jusco UK Limited.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


8           Commitments

            The Company leases buildings under non-cancellable operating leases. Future minimum lease payments under those leases are as follows at December 31, 2002.

            Year ending December 31, 2003                               $56,124
                                                                        =======

            Rent expense for all operating leases charged against earnings amounted to $90,470 in 2002 and $24,148 in 2001.

9           Transactions with related parties

            The relationship between the Company and its related parties are:

            |X| Wilfred and Paula Shorrocks are deemed to be related parties as they are directors and shareholders of the following companies: Jusco UK Ltd, Jusco Toys Ltd, Wembley Sportsmaster Ltd, Cameo Collectables Ltd and Peak Entertainment Holdings, Inc.

            During the year the Company had the following transactions with its related parties:

            a)          Wilfred and Paula Shorrocks

                        i)          Movements on stockholders' advances account

                                    Balance due by the Company at November 20, 2001        $      --
                                    Advances received                                         21,761
                                                                                           ---------

                                    Balance due by the Company December 31, 2001              21,761
                                    Advances received                                        950,625
                                    Cash repayments                                          (78,193)
                                                                                           ---------

                                    Balance due by the Company at December 31, 2002        $ 894,193
                                                                                           =========

                                    There are no terms for repayment and no interest has been charged to the Company during the period.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002

9           Transactions with related parties (continued)

                        ii)         License agreement

                                    On April 30, 2002 the Company entered into a license agreement with Wilfred and Paula Shorrocks whereby the Company acquired the exclusive rights to apply various intellectual properties to the manufacture, distribution and sale of products on a worldwide basis. Under the terms of the agreement the company has undertaken to pay to Wilfred and Paula Shorrocks a guaranteed minimum royalties amount of US $1,000,000, with the agreement due to expire on December 31, 2023. There are no set payment terms. This liability is included in unearned royalties and other advances.

                        iii)        Business premises rent

                                    During the year the Company has paid $48,297 to Wilfred and Paula Shorrocks in respect of rents due on the Company's former business premises in 2002 and $24,148 in 2001. Any amount of this charge outstanding is included in the owner advances account as shown above.

10          Subsequent Events

            On January 20, 2003 the company entered into a distribution agreement with Character Options Ltd relating to the `In My Pocket' intellectual properties. The Company received an advance royalty payment of $160,990 and the agreement stipulates minimum royalties payable of $241,485 in total over the period of the contract.

            On February 17, 2003 an agreement with GMTV was signed, contracting the Company to provide 26 episodes of a `Monster In My Pocket' television program. The license period will commence on September 1, 2003 and the total license fee receivable by the Company will be US $393,000. An advance fee of US $98,250 was received upon execution of the agreement.

            On February 7, 2003 the Company acquired the shares of Cameo Collectables Limited from Wilfred and Paula Shorrocks for $3.

                        Peak Entertainment Holdings, Inc

                     Notes to combined financial statements

      For the period November 20, 2001 (inception) to December 31, 2001 and the year ended December 31, 2002


10          Subsequent Events (continued)

            On April 22, 2003, Palladium Communications, Inc. ("Palladium") (a US public company) issued 19,071,684 shares of its common stock for all of the outstanding common stock of Peak Entertainment Holdings, Inc. Immediately prior to the transaction, Peak Entertainment Holdings, Inc authorized a stock split so that the outstanding shares of common stock were increased from 2 to 19,071,684. Immediately after the transaction, the shareholders of Peak Entertainment Holdings, Inc (Wilf and Paula Shorrocks) own approximately 90% of the outstanding common stock of Palladium. This transaction will be accounted for as a reverse acquisition of a public shell. The accounting for a reverse acquisition with a public shell is considered to be a capital transaction rather than a business combination. That is, the transaction is equivalent to the issuance of common stock by Peak for the net monetary assets of Palladium, accompanied by a recapitalization. Palladium's net assets will be recorded at carryover basis and no goodwill will be generated in the transaction. The historical financial statements of the "registrant" become those of Peak Entertainment Holdings, Inc. Subsequent to the transaction, Palladium changed its name to Peak Entertainment Holdings, Inc.

            Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and will receive the remainder when the Company files a registration statement with the Securities and Exchange Commission to register the underlying shares and it becomes effective.

            On February 28, 2002, Palladium, the predecessor to Peak Entertainment Holdings, Inc issued warrants to purchase 600,000 shares of the Company's common stock at $0.03 per share. The warrants are for a term of 5 years and expire on February 28, 2007. These warrants are still outstanding as of December 31, 2002, and can be exercised to purchase shares of Peak Entertainment Holdings, Inc.

11          Contingent Liabilities

            The Company is presently under enquiry from the Hong Kong Inland Revenue Department. At this point in time, management believes that this enquiry will not have a material adverse impact on the Company's financial condition or results of operations.

                        Peak Entertainment Holdings, Inc

                        Consolidated Financial Statements

                             For the quarters ended
                        March 31, 2002 and March 31, 2003


Contents                                                      Page:

1        Consolidated balance sheets                          F2-2

2        Consolidated statements of operations                F2-3

3        Consolidated statements of comprehensive loss        F2-4

4        Consolidated statements of cash flows                F2-5

5        Notes to consolidated financial statements           F2-6



                                      F-2-1

                        Peak Entertainment Holdings, Inc

                           Consolidated Balance Sheets


                                               December 31, 2002   March 31, 2003
                                                                      Unaudited
                                               -----------------   --------------
Assets

Current Assets
Cash and cash equivalents                          $     9,870     $    11,913
Accounts receivable                                     63,341         183,299
Inventories                                            238,058         287,296
Other current assets                                      --            78,758
                                                   -----------    ------------
Total current assets                               $   311,269     $   561,266

Plant and equipment, net                               136,538         141,080
Intangible assets, net of amortization               1,984,159       1,937,635
                                                   -----------     -----------
                                                   $ 2,431,966     $ 2,639,981
                                                   ===========     ===========

Liabilities and  Stockholders' Equity/(Deficit)

Current Liabilities

Short term borrowings                              $   264,600     $   280,568
Advances from factor                                      --            93,227
Accounts payable                                       578,835         639,159
Stockholders' advances account                         894,193         863,088
License fees payable                                   300,000         332,874
Other accrued liabilities                              233,316         685,690
                                                   -----------     -----------
Total current liabilities                          $ 2,270,944     $ 2,894,606

Long Term Liabilities

License fees payable                                 1,200,000       1,134,340
                                                   -----------     -----------
Total long term liabilities                        $ 1,200,000     $ 1,134,340

Stockholders' Equity (deficit)

Common stock, par value $0 01 - 90,000,000 shares
 authorized, 19,071,684 issued and outstanding     $    19,075     $    19,078
Additional paid in capital                             (19,072)        (19,072)
Retained earnings (deficit)                           (967,451)     (1,346,875)
Other comprehensive income                             (71,530)        (42,096)
                                                   -----------     -----------
Total stockholders' equity (deficit)                (1,038,978)     (1,388,965)
                                                   -----------     -----------
                                                   $ 2,431,966     $ 2,639,981
                                                   ===========     ===========

See accompanying notes to consolidated financial statements.

                                      F2-2

                        Peak Entertainment Holdings, Inc

                Consolidated Statements of Operations (Unaudited)


                                             Quarter ended March 31,
                                         ----------------------------
                                             2002            2003
                                         ------------    ------------
Revenue
  Character related consumer products            --           229,255
   Licensing arrangements                        --            28,067
                                         ------------    ------------
Net revenue                                      --           257,322

Cost of Revenue
   Cost of goods sold                            --           150,434
                                         ------------    ------------
Total cost of revenue                            --           150,434

Gross profit                                     --           106,888

Operating expenses
   Selling, general and administrative        149,828         398,501
   Depreciation and amortisation                 --            38,229
                                         ------------    ------------
Total operating expenses                      149,828         436,730
                                         ------------    ------------

Loss from operations                         (149,828)       (329,842)

Foreign exchange loss                            --           (33,207)

Interest expense                                 --           (16,375)
                                         ------------    ------------
Net loss                                 $   (149,828)   $   (379,424)
                                         ============    ============


Basic and diluted net loss per share     $      0.007    $       0.02

Weighted average common shares
 outstanding                               19,071,684      19,071,684
                                         ============    ============


See accompanying notes to consolidated financial statements.


                                      F2-3

                        Peak Entertainment Holdings, Inc

            Consolidated Statements of Comprehensive Loss (Unaudited)



                                    Quarter ended March 31
                                    ----------------------
                                      2002         2003
                                    ---------    ---------

Net loss                            $(149,828)   $(379,424)

Cumulative translation adjustment         667       29,434
                                    ---------    ---------
Comprehensive loss                  $(149,161)   $(349,990)
                                    =========    =========



See accompanying notes to consolidated financial statements.


                                      F2-4

                        Peak Entertainment Holdings, Inc

                Consolidated Statements of Cash Flows (Unaudited)

                                                          Quarter ended March 31
                                                          ----------------------
                                                            2002         2003
                                                          ---------    ---------
Cash flows from operating activities:

Net loss                                                  $(149,828)   $(379,424)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation                                                   --          2,400
Amortization of intangible assets                              --         35,829
Foreign exchange loss                                          --         33,207

Changes in working capital:

Accounts receivable                                            --       (121,338)
Inventories                                                    --        (54,414)
Other current assets                                        (11,586)     (78,758)
Accounts payable and other accrued liabilities               93,943      497,574
                                                          ---------    ---------
Net cash used in operating activities                       (67,471)     (64,924)
                                                          =========    =========

Cash flows from investing activities:

Purchase of plant and equipment                                --         (9,909)
Purchase of intangibles                                     (35,030)     (32,443)
                                                          ---------    ---------
Net cash used in investing activities                       (35,030)     (42,352)
                                                          =========    =========

Cash flows from financing activities:

Short term borrowings, net                                     --         21,721
Stockholders' advances account                              293,512      (11,665)
Advances from factor                                           --         93,227
                                                          ---------    ---------
Net cash provided from financing activities                 293,512      103,283
                                                          =========    =========

Cumulative translation adjustment                               667        6,036
                                                          =========    =========
Increase in cash and cash equivalents                       191,678        2,043
Cash and cash equivalents, beginning of year                   --          9,870
                                                          ----------   ---------
Cash and cash equivalents, end of year                    $ 191,678    $  11,913
                                                          =========    =========

Supplemental disclosure of cash flow information

Interest paid                                             $    --      $      77
                                                          =========    =========
Purchase of licenses through issuance of long
term liabilities                                               --      $  15,749
                                                          =========    =========


See accompanying notes to consolidated financial statements.


                                      F2-5

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


1           Description of Business and Future Prospects

            Peak Entertainment Holdings, Inc, formerly Peak Entertainment Ltd was formed on November 20, 2001 and integrated media group focused on children. Its activities include the production of television entertainment, character licensing and consumer products development, including toy and gift manufacturing and distribution. Integration enables Peak Entertainment Holdings, Inc to take a property from concept to consumer, in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.) to build market momentum and worldwide brand quality.

            The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As explained below the Company has sustained recurring operating losses and has a net capital deficiency as of March 31, 2003. On April 22, 2003, the Company completed a reverse acquisition with a public shell and has become a public company with access to the US capital markets. Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and will receive the remainder when the Company files a registration statement with the Securities and Exchange Commission and it becomes effective.

            The Company has developed a business plan to increase revenue by capitalizing on its integrated media products. However, the company must obtain funds from outside sources in fiscal 2003 to provide needed liquidity and successfully implement its business plan. Presently, the Company has no firm commitments from outside sources to provide these funds. These factors raise substantial doubt about the Company's ability to continue in existence. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty. While the Company is optimistic that it can execute its revised business plan, there can be no assurance that;

            A Increased sales necessary to obtain profitability will materialize, and

            B The Company will be able to raise sufficient cash to fund the additional working capital requirements.

2           Summary of Significant Accounting Policies

            (A)         Principals of Consolidation and Combination

                        The accompanying combined financial statements include the accounts of Jusco Toys Ltd, Jusco UK Ltd, Wembley Sportsmaster Ltd and Cameo Collectables Ltd after elimination of inter-company transactions and balances. Jusco Toys Ltd, Jusco UK Ltd and Wembley Sportsmaster Ltd are wholly-owned subsidiaries of Peak Entertainment Holdings, Inc, which is owned by Wilfred and Paula Shorrocks. Cameo Collectables Ltd was formed on August 20, 2002 and is owned by Wilfred and Paula Shorrocks. The financial statements of Cameo Collectables Ltd have been combined with Peak Entertainment Holdings, Inc as both entities were under common control until February 7, 2003, when Peak Entertainment Holdings, Inc acquired the whole of the share capital in Cameo Collectables Ltd, by means of a share for share exchange.



                                      F2-6

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (B)         Basis of preparation

                        The financial statements have been prepared on a going concern basis, the validity of which depends upon future funding being available. The validity of the going concern concept is also dependent upon the continued support of the directors.

                        Should such support be withdrawn and funding not made available, the company may be unable to continue trading. Adjustments would have to be made to reduce the value of assets to their recoverable amount to provide for any further liabilities which might arise and to reclassify fixed assets as current assets.

                        The accompanying financial data as of March 31, 2003 and 2002 and for the three months ended March 31, 2003 and 2002 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's audited annual financial statements for the year ended December 31, 2002.

                        The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

                        In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2003 and 2002 and for the three months ended March 31, 2003 and 2002, have been made. The results of operations for the three months ended March 31, 2003 and 2002 are not necessarily indicative of the operating results for the full year.

            (C)         Risks and Uncertainties

                        The entertainment/media industry is highly competitive. The Company competes with many companies, including larger, well capitalized companies that have significantly greater financial and other resources. The Company's success is dependent upon the appeal of its entertainment products. Consumer preferences with respect to entertainment products are continuously changing and are difficult to predict. Therefore, the Company's success will depend on its ability to redesign, restyle and extend the useful life of products and to develop, introduce and gain customer acceptance of new entertainment products. The company's ability, or inability, to manage these risk factors could influence future financial and operating results.


                                      F2-7

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (D)         Revenue Recognition

                        The Company generates revenues from three distinct sources; the license fees generated from the production of television entertainment, character licensing and sales of character related consumer products. Revenues from the production of television entertainment is recognized in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". Under this guidance, the Company recognizes revenue from the sale of television entertainment when all of the following conditions are met:

                        A Persuasive evidence of a sale or licensing arrangement with a customer exists,

                        B The television episode is complete and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery,

                        C The license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale, and

                        D           The arrangement fee is fixed or
                                    determinable.

                        Revenue from character licensing arrangements is recognized over the life of the agreement. Revenue from the sale of character related consumer products is recognized at the time of shipment when title of the products passes to the customer. Amounts received in advance are recorded as unearned revenue until the earnings process is complete.

            (E)         Intangible assets and amortization

                        Intangible assets are stated at cost less accumulated amortization and any provision for impairment. Amortization is provided on intangible fixed assets over their expected useful lives as follows:

                        Trade marks                     -  10 years
                        Website development costs       -  3 years

                        Licensing rights are amortised on a straight line basis over the term of the agreement, which range from 3 years
                        - 20 years.


                                      F2-8

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (E)         Intangible assets and amortization (continued)

                        Web Site Development Costs

                        In March 2000, EITF No. 00-02, Accounting for Website Development Costs, was issued which addresses how an entity should account for costs incurred in website development. EITF 00-02 distinguishes between those costs incurred during the development, application and infrastructure development stage and those costs incurred during the operating stage. The Company expenses all costs incurred during the development and operating stages. The Company evaluates costs incurred during the applications and infrastructure development stage using the guidance in Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".

            (F)         Plant and equipment

                        Plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on plant and equipment over their expected useful lives as follows:

                        Fixtures & fittings         -           10 years
                        Moulds and Tooling          -            5 years
                        Computer equipment          -            4 years

                        Costs associated with the repair and maintenance of plant and equipment are expensed as incurred.

            (G)         Film and television costs

                        The company capitalizes the costs of developing film and television projects in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". These costs will be amortized using the individual-film-forecast-computation method, which amortizes costs in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue at the beginning of the current fiscal year. The Company has recorded no amortization to date as revenue has yet to be recognized.


                                      F2-9

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (H)         Asset Impairment

                        The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

            (I)         Cash Equivalents

                        For purposes of the statements of cash flows, all temporary investments purchased with a maturity of three months or less are considered to be cash equivalents.

            (J)         Inventories

                        Inventory is valued at the lower of cost or market, with cost being determined on the first-in, first-out basis. The Company reviews the book value of slow-moving items, discounted product lines and individual products to determine if these items are properly valued. The Company identifies these items and assesses the ability to dispose of them at a price greater than cost. If it is determined that cost is less than market value, then cost is used for inventory valuation. If market value is less than cost, then the Company establishes a reserve for the amount required to value the inventory at market. It the Company is not able to achieve its expectations of the net realizable value of the inventory at its current value, the Company adjusts its reserve accordingly. Inventory is comprised entirely of finished goods.

            (K)         Advertising costs

                        Advertising costs, included in selling, general and administrative expenses, are expensed as incurred and were $0 and $313 for the quarters ended March 31, 2002 and March 31, 2003, respectively.


                                     F2-10

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (L)         Foreign currencies

                        The Company uses the British Pound as its functional currency. Transactions denominated in foreign currencies are translated at the year-end rate with any differences recorded as foreign currency transaction gains and losses and are included in the determination of net income or loss. The Company has translated the financial statements into US Dollars. Accordingly, assets and liabilities are translated using the exchange rate in effect at the balance sheet date, while income and expenses are translated using average rates. Translation adjustments are reported as a separate component of stockholders' equity.

            (M)         Income taxes

                        Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No 109 "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS No 109, deferred tax assets are recognised for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognised for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

            (N)         Use of Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from such estimates.


                                     F2-11

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


2           Summary of Significant Accounting Policies (continued)

            (O)         Earnings Per Share

                        Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

                        For the purposes of calculating earnings per share, the Company has retroactively restated its outstanding common stock based upon the stock split declared on April 22, 2003 (See Note 11).

                        Basic and diluted earnings per share are the same during quarters ended March 31, 2002 and 2003 as the impact of dilutive securities is antidilutive. There are warrants to purchase 600,000 shares of the Company's common stock currently outstanding.

            (P)         Recent Accounting Pronouncements

                        In June 2002, the FASB issued Statements No 146, "Accounting for Costs Associated with Exit or disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" is replaced by this Statement. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted this Statement on January 1, 2003 and the adoption had no affect on the Company's financial statements for the period ended March 31, 2003.


                                     F2-12

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


3           Plant and Equipment

            Plant and equipment comprise the following at March 31, 2003.

            Fixtures and fittings                                  $ 25,742
            Moulds and tooling                                       93,337
            Computer equipment                                       27,532
                                                                   --------
                                                                    146,611
            Accumulated depreciation                                  5,531
                                                                   --------
                                                                   $141,080
                                                                   ========

            The company is not currently using or depreciating the moulds and tooling acquired from the acquisition of Jusco Toys Ltd, due to the enquiry from the Hong Kong Inland Revenue Department. These moulds and tooling will be utilized once the enquiry has been settled and management believes that no impairment has occurred.

4           Intangible Assets


                                                                               Accumulated
                                                             Cost              amortization               Total
            Licences                                     $1,757,645               $ 98,372              $1,659,273
            Trademarks                                      111,698                  3,052                 108,646
            Film and television costs                       108,896                 --                     108,896
            Website costs                                    69,014                  8,194                  60,820
                                                         ----------               --------              ----------
                                                         $2,047,253               $109,618              $1,937,635
                                                         ==========               ========              ==========

            As of December 31, 2002, the estimated aggregate amortization expense, based on current levels of intangible assets for the succeeding five years is as follows:


                                                                       $

                        December 31, 2003                            155,893
                        December 31, 2004                            156,366
                        December 31, 2005                            145,809
                        December 31, 2006                             91,943
                        December 31, 2007                             91,943


                                     F2-13

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


5           Acquisition

            On February 7, 2003, Peak Entertainment Holdings, Inc acquired the assets of Cameo Collectables Ltd from Wilfred and Paula Shorrocks by means of an exchange of 2 shares of common stock of Peak Entertainment Holdings, Inc.

            Up until February 7, 2003 the results of Cameo Collectables Ltd were combined with the results of the Company. This exchange of shares has no impact on the financial statements.

6           Short Term Borrowings

            On July 10, 2002, the Company borrowed $240,000 from an individual lender. The debt bears interest at 20% per year. The debt and all accrued interest was due on January 10, 2003. The debt is collateralized by certain inventory of the Company's subsidiary, Jusco UK Limited.

7           Advances from Factor

            On January 13, 2003 Peak Entertainment Holdings, Inc entered into an invoice factoring agreement with IFT London Ltd. Under the agreement, the Company specifically identifies receivables that it wants to receive advances on and submits them to the factor. Once the factor approves the receivables that are submitted, the Company receives 70% of the invoice amount. Customers are then instructed to pay the factor directly. When the customer pays the entire outstanding balance to the factor, the Company receives the remaining 30% of the invoice amount, less a financing charge equal to 8% of the total invoice amount.

            The Company accounts for this arrangement in accordance with Statement of Financial Accounting Standard No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Under the agreement any invoices not paid prior to the end of the recourse periods are reassigned to the Company. Accordingly, the Company records the advances received as a liability until the customer invoice is paid in full. In addition, the Company recognizes the interest charge in full at the time the initial advance is received.

8           Commitments

            The Company leases certain buildings under non-cancellable operating leases. Future minimum lease payments under those leases are as follows at March 31, 2003.

            Year ending December 31, 2003                               $56,124
                                                                        =======

            Rent expense for all operating leases charged against earnings amounted to $12,029 in the quarter to March 31, 2003 and $21,380 in the quarter to March 31, 2002.


                                     F2-14

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


9           Transactions with related parties

            The relationship between the company and its related parties are:

            |X| Wilfred and Paula Shorrocks are deemed to be related parties as they are directors and shareholders of the following companies: Jusco UK Ltd, Jusco Toys Ltd, Wembley Sportsmaster Ltd, Cameo Collectables Ltd and Peak Entertainment Holdings, Inc.

                        During the quarter the company had the following transactions with its related parties:

            a)          Wilfred and Paula Shorrocks

                        i)          Movements on stockholders' advances account


                                    Balance due by the Company December 31, 2002           $ 894,193
                                    Cash repayments                                          (17,924)
                                    Foreign exchange gain                                    (13,181)
                                                                                           ---------
                                    Balance due by the Company at March 31, 2003           $ 863,088
                                                                                           =========

                                    There are no terms for repayment and no interest has been charged to the Company during the period.

                        ii)         License agreement

                                    On April 30, 2002 the Company entered into a license agreement with Wilfred and Paula Shorrocks whereby the Company acquired the exclusive rights to apply various intellectual properties to the manufacture, distribution and sale of products on a worldwide basis. Under the terms of the agreement the company has undertaken to pay to Wilfred and Paula Shorrocks a guaranteed minimum royalties amount of US $1,000,000, with the agreement due to expire on December 31, 2023. There are no set payment terms. This liability is included in unearned royalties and other advances.

10          Warrants

            On February 28, 2002, Palladium, the predecessor to Peak Entertainment Holdings, Inc issued warrants to purchase 600,000 shares of the Company's common stock at $0.03 per share. The warrants are for a term of 5 years and expire on February 28, 2007. These warrants are still outstanding as of March 31, 2003, and can be exercised to purchase shares of Peak Entertainment Holdings, Inc.


                                     F2-15

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

            For the quarters ended March 31, 2002 and March 31, 2003


11          Subsequent Events

            On April 22, 2003, Palladium Communications, Inc. ("Palladium") (a US public company) issued 19,071,684 shares of its common stock for all of the outstanding common stock of Peak Entertainment Holdings, Inc. Immediately prior to the transaction, Peak Entertainment Holdings, Inc authorized a stock split so that the outstanding shares of common stock were increased from 4 to 19,071,684. Immediately after the transaction, the shareholders of Peak Entertainment Holdings, Inc (Wilf and Paula Shorrocks) own approximately 90% of the outstanding common stock of Palladium. This transaction will be accounted for as a reverse acquisition of a public shell. The accounting for a reverse acquisition with a public shell is considered to be a capital transaction rather than a business combination. That is, the transaction is equivalent to the issuance of common stock by Peak for the net monetary assets of Palladium, accompanied by a recapitalization. Palladium's net assets will be recorded no goodwill will be generated in the transaction. The historical financial statements of the "registrant" become those of Peak Entertainment Holdings, Inc. Subsequent to the transaction, Palladium changed its name to Peak Entertainment Holdings, Inc.

            Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and will receive the remainder when the Company files a registration statement with the Securities and Exchange Commission to register the underlying shares and it becomes effective.

12          Contingent Liabilities

            The Company is presently under enquiry from the Hong Kong Inland Revenue Department. At this point in time, management believes that this enquiry will not have a material adverse impact on the Company's financial condition or results of operations.


                                     F2-16

                        Peak Entertainment Holdings, Inc

                        Consolidated Financial Statements

                             For the quarters ended
                         June 30, 2002 and June 30 2003

Contents                                                      Page:

1        Consolidated balance sheets                          F3-2

2        Consolidated statements of operations                F3-3

3        Consolidated statements of comprehensive loss        F3-4

4        Consolidated statements of cash flows                F3-5

5        Notes to consolidated financial statements           F3-6



                                      F3-1

                        Peak Entertainment Holdings, Inc

                           Consolidated Balance Sheets


                                                   December 31, 2002    June 30, 2003
                                                                         Unaudited
                                                   -----------------    -------------
Assets

Current Assets
Cash and cash equivalents                                $     9,870    $    91,047
Accounts receivable                                           63,341        177,062
Inventories                                                  238,058        243,294
Other current assets                                            --          269,121
                                                         -----------    -----------
Total current assets                                     $   311,269    $   780,524

Plant and equipment, net                                     136,538        154,495
Intangible assets, net of amortization                     1,984,159      2,020,462
                                                         -----------    -----------
                                                         $ 2,431,966    $ 2,955,481
                                                         ===========    ===========
Liabilities and Stockholders' Equity/(Deficit)

Current Liabilities

Short term borrowings                                    $   264,600    $   323,216
Advances from factor                                            --            7,126
Accounts payable                                             578,835      1,016,327
Stockholders' advances account                               894,193        824,937
License fees payable                                         300,000        378,343
Other accrued liabilities                                    233,316        627,559
                                                         -----------    -----------
Total current liabilities                                $ 2,270,944    $ 3,177,508

Long Term Liabilities

License fees payable                                       1,200,000      1,213,474
Convertible debentures                                          --          359,048
                                                         -----------    -----------
Total long term liabilities                              $ 1,200,000    $ 1,572,522

Stockholders' Equity (deficit)

Common stock, par value $0 001 -
  900,000,000 shares authorized,  19,071,684 and
  21,190,760 issued and outstanding                      $    19,075    $    21,197
Additional paid in capital                                   (19,072)       555,313
Retained earnings (deficit)                                 (967,451)    (2,244,579)
Other comprehensive income                                   (71,530)      (126,480)
                                                         -----------    -----------
Total stockholders' equity (deficit)                      (1,038,978)    (1,794,549)
                                                         -----------    -----------
                                                         $ 2,431,966    $ 2,955,481
                                                         ===========    ===========


See accompanying notes to consolidated financial statements.


                                      F3-2

                        Peak Entertainment Holdings, Inc

                Consolidated Statements of Operations (Unaudited)

                                       3 months ended   3 months ended   6 months ended   6 months ended
                                        June 30, 2003   June 30, 2002     June 30, 2002    June 30, 2003
                                         ----------      -----------      -----------      -----------
Revenue
  Character related consumer products            --            99,738            --          328,114
   Licensing arrangements                        --            19,734            --           47,627
                                         ------------    ------------    ------------    -----------
Net revenue                                      --           119,472            --          375,741

Cost of Revenue

   Cost of goods sold                            --            97,656            --          247,229
                                         ------------    ------------    ------------    -----------
Total cost of revenue                            --            97,656            --          247,229

Gross profit                                     --            21,816            --          128,512

Operating expenses

   Selling, general and administrative        179,635         730,964         330,259      1,122,848
   Depreciation and amortisation               13,699          41,951          13,699         80,180
                                         ------------    ------------    ------------    -----------
Total operating expenses                      193,334         772,915         343,958      1,203,028
                                         ------------    ------------    ------------    -----------

Loss from operations                         (193,334)       (751,099)       (343,958)    (1,074,516)

Foreign exchange gain                          84,565          65,619          84,565         31,834

Interest expense                                 --          (212,224)           --         (226,539)
                                         ------------    ------------    ------------    -----------
Net loss                                 $   (108,769)   $   (897,704)   $   (259,393)   $(1,269,221)
                                         ============    ============    ============    ===========


Basic and diluted net loss per share     $      0.006    $      0.043    $      0.014    $     0.061

Weighted average common shares
 outstanding                               19,071,684      20,701,742      19,071,684     20,678,456
                                         ============    ============    ============    ===========

See accompanying notes to consolidated financial statements.

                                      F3-3

                        Peak Entertainment Holdings, Inc

            Consolidated Statements of Comprehensive Loss (Unaudited)

                                  3 months ended  3 months ended  6 months ended   6 months ended
                                   June 30, 2003  June 30, 2002   June 30, 2002    June 30, 2003
                                   -------------  -------------   -------------    -------------
Net loss                              $(108,769)   $(897,704)      $(259,393)       $(1,269,221)

Cumulative translation adjustment       (18,815)     (84,384)        (18,148)          (126,480)
                                      ---------    ---------       ----------       -----------
Comprehensive loss                    $(127,584)   $(982,088)      $(277,541)       $(1,395,701)
                                      =========    =========       =========        ===========

See accompanying notes to consolidated financial statements.

                                      F3-4

                        Peak Entertainment Holdings, Inc

                Consolidated Statements of Cash Flows (Unaudited)


                                                      Six months ended June 30
                                                     -----------    -----------
                                                         2002           2003
                                                     -----------    -----------
Cash flows from operating activities:

Net loss                                             $ (259,393)    $(1,269,221)
                                                     -----------    -----------

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation                                                --            2,796
Amortization of intangible assets                         13,699         77,384
Foreign exchange gain                                    (84,565)       (31,834)
Amortization of discount on debentures                      --          150,548

Changes in working capital:

Accounts receivable                                         --         (112,135)
Inventories                                              (46,444)          (738)
Other current assets                                     (28,303)       (44,322)
Accounts payable and other accrued liabilities           158,780        857,278
                                                     -----------    -----------
Net cash used in operating activities                   (246,226)      (370,244)
                                                     ===========    ===========

Cash flows from investing activities:

Purchase of plant and equipment                         (111,410)       (19,840)
Purchase of intangibles                                 (250,455)       (54,958)
                                                     -----------    -----------
Net cash used in investing activities                   (361,865)       (74,798)
                                                     ===========    ===========

Cash flows from financing activities:

Short term borrowings, net                                  --           51,976
Stockholders' advances account, net                      648,368        (97,396)
Advances from factor, net                                   --            7,126
Convertible debentures                                      --          550,000
                                                     -----------    -----------

Net cash provided from financing activities              648,368        511,706
                                                     ===========    ===========
Cumulative translation adjustment                         20,217         14,513
                                                     ===========    ===========
Increase in cash and cash equivalents                     20,060         81,177
Cash and cash equivalents, beginning of period              --            9,870
                                                     -----------    -----------
Cash and cash equivalents, end of period             $    20,060    $    91,047
                                                     ===========    ===========

Supplemental disclosure of cash flow information

Interest paid                                        $      --      $        29
                                                     ===========    ===========
Purchase of licenses through issuance of long
term liabilities                                     $ 1,400,000    $     8,252
                                                     ===========    ===========
Accounting for reverse acquisition                          --      $   208,500
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

                                      F3-5

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


1           Description of Business and Future Prospects

            Peak Entertainment Holdings, Inc, formerly Peak Entertainment Ltd was formed on November 20, 2001 as an integrated media group focused on children. Its activities include the production of television entertainment, character licensing and consumer products development, including toy and gift manufacturing and distribution. Integration enables Peak Entertainment Holdings, Inc to take a property from concept to consumer, in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.) to build market momentum and worldwide brand quality.

            The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As explained below the Company has sustained recurring operating losses and has a net capital deficiency as of June 30, 2003. On April 22, 2003, the Company completed a reverse acquisition with a public shell and has become a public company with access to the US capital markets. Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and has since received the balance.

            The Company has developed a business plan to increase revenue by capitalizing on its integrated media products. However, the Company must obtain funds from outside sources in fiscal 2003 to provide needed liquidity and successfully implement its business plan. Presently, the Company has no firm commitments from outside sources to provide these funds. These factors raise substantial doubt about the Company's ability to continue in existence. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty. While the Company is optimistic that it can execute its revised business plan, there can be no assurance that;

            A Increased sales necessary to obtain profitability will materialize, and

            B The Company will be able to raise sufficient cash to fund the additional working capital requirements.

2           Summary of Significant Accounting Policies

            (A)         Principals of Consolidation and Combination

                        The accompanying combined financial statements include the accounts of Jusco Toys Ltd, Jusco UK Ltd, Wembley Sportsmaster Ltd and Cameo Collectables Ltd after elimination of inter-company transactions and balances. Jusco Toys Ltd, Jusco UK Ltd and Wembley Sportsmaster Ltd are wholly-owned subsidiaries of Peak Entertainment Holdings, Inc, which is owned by Wilfred and Paula Shorrocks. Cameo Collectables Ltd was formed on August 20, 2002 and is owned by Wilfred and Paula Shorrocks. The financial statements of Cameo Collectables Ltd have been combined with Peak Entertainment Holdings, Inc as both entities were under common control until February 7, 2003, when Peak Entertainment Holdings, Inc acquired the whole of the share capital in Cameo Collectables Ltd, by means of a share for share exchange.


                                      F3-6

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)

            (B)         Interim Financial Information

                        In the opinion of management, the interim financial information as of June 30, 2003 and for the six months ended June 30, 2003 and 2002 contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

                        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the consolidated financial statements, and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

            (C)         Risks and Uncertainties

                        The entertainment/media industry is highly competitive. The Company competes with many companies, including larger, well capitalized companies that have significantly greater financial and other resources. The Company's success is dependent upon the appeal of its entertainment products. Consumer preferences with respect to entertainment products are continuously changing and are difficult to predict. Therefore, the Company's success will depend on its ability to redesign, restyle and extend the useful life of products and to develop, introduce and gain customer acceptance of new entertainment products. The Company's ability, or inability, to manage these risk factors could influence future financial and operating results.


                                      F3-7

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)

            (D)         Revenue Recognition

                        The Company generates revenues from three distinct sources; the license fees generated from the production of television entertainment, character licensing and sales of character related consumer products. Revenues from the production of television entertainment is recognized in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". Under this guidance, the Company recognizes revenue from the sale of television entertainment when all of the following conditions are met:

                        A Persuasive evidence of a sale or licensing arrangement with a customer exists,

                        B The television episode is complete and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery,

                        C The license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale, and

                        D           The arrangement fee is fixed or
                                    determinable.

                        Revenue from character licensing arrangements is recognized over the life of the agreement. Revenue from the sale of character related consumer products is recognized at the time of shipment when title of the products passes to the customer. Amounts received in advance are recorded as unearned revenue until the earnings process is complete.

            (E)         Intangible assets and amortization

                        Intangible assets are stated at cost less accumulated amortization and any provision for impairment. Amortization is provided on intangible fixed assets over their expected useful lives as follows:

                        Trade marks                                -   10 years
                        Website development costs                  -   3 years

                        Licensing rights are amortised on a straight line basis over the term of the agreement, which range from 3 years
                        - 20 years.


                                      F3-8

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)


            (E)         Intangible assets and amortization (continued)

                        Web Site Development Costs

                        In March 2000, EITF No. 00-02, Accounting for Website Development Costs, was issued which addresses how an entity should account for costs incurred in website development. EITF 00-02 distinguishes between those costs incurred during the development, application and infrastructure development stage and those costs incurred during the operating stage. The Company expenses all costs incurred during the development and operating stages. The Company evaluates costs incurred during the applications and infrastructure development stage using the guidance in Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".

            (F)         Plant and equipment

                        Plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on plant and equipment over their expected useful lives as follows:

                        Fixtures & fittings     -  10 years
                        Moulds and Tooling      -  5 years
                        Computer equipment      -  4 years

                        Costs associated with the repair and maintenance of plant and equipment are expensed as incurred.

            (G)         Film and television costs

                        The company capitalizes the costs of developing film and television projects in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". These costs will be amortized using the individual-film-forecast-computation method, which amortizes costs in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue at the beginning of the current fiscal year. The Company has recorded no amortization to date as revenue has yet to be recognized.


                                      F3-9

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)

            (H)         Asset Impairment

                        The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

            (I)         Cash Equivalents

                        For purposes of the statements of cash flows, all temporary investments purchased with a maturity of three months or less are considered to be cash equivalents.

            (J)         Inventories

                        Inventory is valued at the lower of cost or market, with cost being determined on the first-in, first-out basis. The Company reviews the book value of slow-moving items, discounted product lines and individual products to determine if these items are properly valued. The Company identifies these items and assesses the ability to dispose of them at a price greater than cost. If it is determined that cost is less than market value, then cost is used for inventory valuation. If market value is less than cost, then the Company establishes a reserve for the amount required to value the inventory at market. It the Company is not able to achieve its expectations of the net realizable value of the inventory at its current value, the Company adjusts its reserve accordingly. Inventory is comprised entirely of finished goods.

            (K)         Advertising costs

                        Advertising costs, included in selling, general and administrative expenses, are expensed as incurred and were $0 for the three months and six months ended June 30, 2002 and $7,150 and $7,463 for the three and six months ended June 30, 2003, respectively.


                                     F3-10

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)

            (L)         Foreign currencies

                        The Company uses the British Pound as its functional currency. Transactions denominated in foreign currencies are translated at the year-end rate with any differences recorded as foreign currency transaction gains and losses and are included in the determination of net income or loss. The Company has translated the financial statements into US Dollars. Accordingly, assets and liabilities are translated using the exchange rate in effect at the balance sheet date, while income and expenses are translated using average rates. Translation adjustments are reported as a separate component of stockholders' equity.

            (M)         Income taxes

                        Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No 109 "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS No 109, deferred tax assets are recognised for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognised for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

            (N)         Use of Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from such estimates.


                                     F3-11

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


2           Summary of Significant Accounting Policies (continued)

            (O)         Earnings Per Share

                        Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

                        For the purposes of calculating earnings per share at December 31, 2002 the Company has retroactively restated its outstanding common stock based upon the stock split declared on April 22, 2003 (See Note 10).

                        Basic and diluted earnings per share are the same during the periods ended June 30, 2002 and 2003 as the impact of dilutive securities is antidilutive. There are 2,215,000 warrants to purchase shares of the Company's Common stock currently outstanding.

            (P)         Recent Accounting Pronouncements

                        In June 2002, the FASB issued Statements No 146, "Accounting for Costs Associated with Exit or disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" is replaced by this Statement. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted this Statement on January 1, 2003 and the adoption had no affect on the Company's financial statements for the period ended June 30, 2003.

                        In April 2003, the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". The Statement amends Statement 133 for decisions made by the Derivatives Implementation Group, in particular the meaning of an initial net investment, the meaning of underlying and the characteristics of a derivative that contains financing components. Presently, the Company has no derivative financial instruments and, therefore, believes that adoption of the Statement will have no effect on its financial statements.

                        In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement requires that the issuer classify certain instruments as liabilities, rather than equity, or so-called mezzanine equity. Presently, the Company has no financial instruments that come under the scope of the Statement and, therefore, believe that adoption of the new Statement will have no impact on its financial statements.


                                     F3-12

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


3           Plant and Equipment

            Plant and equipment comprise the following at June 30, 2003.

            Fixtures and fittings                                   $ 28,098
            Moulds and tooling                                        98,056
            Computer equipment                                        37,183
                                                                    --------
                                                                     163,337

            Accumulated depreciation                                   8,842
                                                                    --------
                                                                    $154,495
                                                                    ========


            The company is not currently using or depreciating the moulds and tooling acquired from the acquisition of Jusco Toys Ltd, due to the enquiry from the Hong Kong Inland Revenue Department. These moulds and tooling will be utilized once the enquiry has been settled and management believes that no impairment has occurred. The company owns other moulds and tooling included above that has a cost of $12,684, which it is currently using and hence depreciating.

4           Intangible Assets


                                                      Accumulated
                                           Cost       amortization       Total

            Licences                    $1,841,794     $  134,905     $1,706,889
            Trademarks                     117,046          4,316        112,730
            Film and television costs      139,983             --        139,983
            Website costs                   75,660         14,800         60,860
                                        ----------     ----------     ----------
                                        $2,174,483     $  154,021     $2,020,462
                                        ==========     ==========     ==========

            As of December 31, 2002, the estimated aggregate amortization expense, based on current levels of intangible assets for the succeeding five years is as follows:

                                                                           $

                        December 31, 2003                               155,893
                        December 31, 2004                               156,366
                        December 31, 2005                               145,809
                        December 31, 2006                               91,943
                        December 31, 2007                               91,943


                                     F3-13

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


5           Short Term Borrowings

            On July 10, 2002, the Company borrowed $240,000 from an individual lender. The debt bears interest at 20% per year. The debt and all accrued interest was due on January 10, 2003. The debt is collateralized by certain inventory of the Company's subsidiary, Jusco UK Limited.

6           Advances from Factor

            On January 13, 2003 Peak Entertainment Holdings, Inc entered into an invoice factoring agreement with IFT London Ltd. Under the agreement, the Company specifically identifies receivables that it wants to receive advances on and submits them to the factor. Once the factor approves the receivables that are submitted, the Company receives 70% of the invoice amount. Customers are then instructed to pay the factor directly. When the customer pays the entire outstanding balance to the factor, the Company receives the remaining 30% of the invoice amount, less a financing charge equal to 8% of the total invoice amount.

            The Company accounts for this arrangement in accordance with Statement of Financial Accounting Standard No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Under the agreement any invoices not paid prior to the end of the recourse periods are reassigned to the Company. Accordingly, the Company records the advances received as a liability until the customer invoice is paid in full. In addition, the Company recognizes the interest charge in full at the time the initial advance is received.

7           Commitments

            The Company leases certain buildings under non-cancellable operating leases. Future minimum lease payments under those leases are as follows at June 30, 2003.

            Year ending December 31, 2003                               $56,124
                                                                        =======

            Rent expense for all operating leases charged against earnings amounted to $18,203 and $30,339 in the three months and six months ended June 30, 2003 respectively and $12,284 and $25,289 in the three months and six months ended June 30, 2002, respectively.


                                     F3-14

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


8           Transactions with related parties

            The relationship between the company and its related parties are:

            Wilfred and Paula Shorrocks are deemed to be related parties as they are directors and shareholders of the following companies: Jusco UK Ltd, Jusco Toys Ltd, Wembley Sportsmaster Ltd, Cameo Collectables Ltd and Peak Entertainment Holdings, Inc.

            During the six months the company had the following transactions with its related parties:

            a)          Wilfred and Paula Shorrocks

                        i)          Movements on stockholders' advances account

                                    Balance due by the Company December 31, 2002            $ 894,193
                                    Cash repayments                                          (97,396)
                                    Foreign exchange loss                                      28,140
                                                                                            ---------
                                    Balance due by the Company at June 30, 2003             $ 824,937
                                                                                            =========

                                    There are no terms for repayment and no
                                    interest has been charged to the Company during the period.

                        ii)         License agreement

                                    On April 30, 2002 the Company entered into a license agreement with Wilfred and Paula Shorrocks whereby the Company acquired the exclusive rights to apply various intellectual properties to the manufacture, distribution and sale of products on a worldwide basis. Under the terms of the agreement the company has undertaken to pay to Wilfred and Paula Shorrocks a guaranteed minimum royalties amount of US $1,000,000, with the agreement due to expire on December 31, 2023. There are no set payment terms. This liability is included in unearned royalties and other advances.

9           Warrants

            On February 28, 2002, Palladium, the predecessor to Peak Entertainment Holdings, Inc issued warrants to purchase 645,000 shares of the Company's common stock at $0.31 per share. The warrants are for a term of 5 years and expire on February 28, 2007. On April 22, 2003 Peak Entertainment Holdings, Inc. issued warrants to purchase 1,570,000 shares of the Company's common stock at $0.31 per share. The warrants are for a term of 5 years and expire on April 22, 2008. These warrants are still outstanding as of June 30, 2003, and can be exercised to purchase shares of Peak Entertainment Holdings, Inc.


                                     F3-15

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


10          Reverse acquisition

            On April 22, 2003, Palladium Communications, Inc. ("Palladium") (a US public company) issued 19,071,684 shares of its common stock for all of the outstanding common stock of Peak Entertainment Ltd. Immediately prior to the transaction, Peak Entertainment Ltd. authorized a stock split so that the outstanding shares of common stock were increased from 4 to 19,071,684. Immediately after the transaction, the former shareholders of Peak Entertainment Ltd. (Wilf and Paula Shorrocks) owned approximately 90% of the outstanding common stock of Palladium. Pursuant to an asset purchase agreement, dated as of April 22, 2003, Palladium had transferred substantially all of its assets and certain liabilities, excluding the ownership of Peak Entertainment Ltd. to Palladium Consulting Group, LLC. Therefore at the time of the acquisition Palladium was considered to be public shell. This transaction was accounted for as a reverse acquisition of a public shell.

            The accounting for a reverse acquisition with a public shell is considered to be a capital transaction rather than a business combination. That is, the transaction is equivalent to the issuance of common stock by Peak for the net monetary assets of Palladium, accompanied by a recapitalization. Palladium's net assets have been recorded at carryover basis and no goodwill has been generated in the transaction. The historical financial statements of the "registrant" became those of Peak Entertainment Holdings, Inc.

            Balance Sheet Adjustments

            The following is a summary of the adjustments to effect the recapitalization:

                                                                    Additional                        Other
            Stockholders' Equity                       Common        Paid In         Retained      Comprehensive
                                        Shares         Stock         Capital         Earnings         Income          Total

            Peak Entertainment                   2           $6             $0       -$1,346,875     -$42,096       -$1,388,965
            Holdings Inc - April
            22, 2003
            Stock split(1)              19,071,682       19,072        -19,072                 0            0                 0
                                         ---------      -------        -------         ---------      -------         ---------
            Subtotal                    19,071,684       19,078        -19,072        -1,346,875      -42,096        -1,388,965
            Palladium                    2,119,076        2,119       -210,619                 0            0          -208,500
            Communications, Inc. -
            Net assets on April
            22, 2003 (2)
                                         ---------      -------        -------         ---------      -------         ---------
            Total stockholder           21,190,760      $21,197      -$229,691       -$1,346,875     -$42,096       -$1,597,465
            Equity immediately
            after the
            recapitalization


                                     F3-16

                        Peak Entertainment Holdings, Inc

                   Notes to consolidated financial statements

             For the quarters ended June 30, 2002 and June 30, 2003


10          Reverse acquisition (continued)

            In order to effect the merger, the following transactions were recorded:

            1 Peak Entertainment Holdings, Inc completed a 9,535,842 for 1 stock split. This transaction has no impact on total stockholders' equity.

            2 The net deficit of Palladium, $208,500, at the time of transaction is included in stockholders' equity. The other side of this transaction is to add $208,500 in liabilities related to convertible debentures to the historical financial statements of Peak Entertainment Holdings, Inc.

            On April 22, 2003, immediately following the recapitalization, to obtain funding for ongoing operations the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the company's common stock.

            The debentures bear interest at 12%, mature one year from the date of issuance and are convertible at the option of the holder at the lower of $1.00 or 50% off the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The warrants are exercisable at the average of the three lowest trading prices of the common stock during the 20 trading days immediately prior to the date of filing of a registration statement.

            The Company has recorded these debentures and warrants in accordance with the provisions of EITE 00-27 "Application of Issue 98-5 to Certain Convertible Instruments". Under the provisions of EITF 00-27, the company has allocated the total proceeds received between the convertible debentures and the warrants based on their relative fair value at the date of issuance. The Company then estimated the intrinsic value of the beneficial conversion feature resulting from the ability of the debenture holders to convert at a 50% discount. As a result, the Company has recorded a debt discount of $785,000. The debt discount will be amortized as interest expense over the life of the debentures, which is one year.

11          Contingent Liabilities

            The Company is presently under enquiry from the Hong Kong Inland Revenue Department. At this point in time, management believes that this enquiry will not have a material adverse impact on the Company's financial condition or results of operations.


                                     F3-17

                        Peak Entertainment Holdings, Inc

                        Consolidated Financial Statements

                             For the quarters ended
                    September 30, 2002 and September 30 2003


Contents                                                      Page:


1        Consolidated balance sheets                          F4-2

2        Consolidated statements of operations                F4-3

3        Consolidated statements of comprehensive loss        F4-4

4        Consolidated statements of cash flows                F4-5

5        Notes to consolidated financial statements           F4-6


                                      F4-1

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                   December 31,    September 30,
                                                       2002            2003
                                                     Unaudited
                                                   ------------    -------------
Current Assets

Cash and cash equivalents                            $     9,870         11,593
Accounts receivable                                       63,341        152,885
Inventories                                              238,058        264,072
Other current assets                                        --           89,133
                                                     -----------    -----------
Total current assets                                 $   311,269    $   517,683

Plant and equipment, net                                 136,538        208,000
Intangible assets, net of amortization                 1,984,159      1,988,855
                                                     -----------    -----------
                                                     $ 2,431,966    $ 2,714,538
                                                     ===========    ===========

Liabilities and  Stockholders' Equity/(Deficit)

Current Liabilities

Short term borrowings                                $   264,600        273,583
Advances from factor                                        --            2,239
Accounts payable                                         578,835      1,000,603
Stockholders' advances account                           894,193        848,092
License fees payable                                     300,000        451,432
Other accrued liabilities                                233,316        901,640
                                                     -----------    -----------
Total current liabilities                            $ 2,270,944    $ 3,477,589

Long Term Liabilities

License fees payable                                   1,200,000      1,088,838
Convertible debentures                                      --          556,910
                                                     -----------    -----------
Total long term liabilities                          $ 1,200,000    $ 1,645,748

Stockholders' Equity (deficit)

Common stock, par value $0.01 -
  900,000,000 and $0.001 -
  900,000,000 shares authorized,
  19,071,684 and 21,190,760 issued
  and outstanding                                    $    19,075         21,197
Additional paid in capital                               (19,072)       555,313
Retained earnings (deficit)                             (967,451)    (2,815,155)
Other comprehensive income                               (71,530)      (170,154)
                                                     -----------    -----------
Total stockholders' equity (deficit)                  (1,038,978)    (2,408,799)
                                                     -----------    -----------
                                                     $ 2,431,966    $ 2,714,538
                                                     ===========    ===========

          See accompanying notes to consolidated financial statements.

                                      F4-2

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                       3 months ended   3 months ended   9 months ended   9 months ended
                                        September 30,    September 30,    September 30,    September 30,
                                            2002              2003            2002             2003
                                         ----------      -----------      -----------      -----------
Revenue
   Character related consumer products      119,374           95,115          119,374          425,307
   Licensing arrangements                      --             42,508             --             89,953
                                         ----------      -----------      -----------      -----------
Net revenue                                 119,374          137,623          119,374          515,260

Cost of Revenue

   Cost of goods sold                       129,236           34,056          129,236          228,011
                                         ----------      -----------      -----------      -----------
Total cost of revenue                       129,236           34,056          129,236          228,011

Gross profit                                 (9,862)         103,567           (9,862)         287,249

Operating expenses

   Selling, general and administrative      238,163          435,299          580,153        1,616,076
   Depreciation and amortisation             28,970           44,257           42,669          127,098
                                         ----------      -----------      -----------      -----------
Total operating expenses                    267,133          479,556          622,822        1,743,174
                                         ----------      -----------      -----------      -----------

Loss from operations                       (276,995)        (375,989)        (632,684)      (1,455,925)

Foreign exchange gain                       (76,659)          38,605           10,932           70,600

Interest expense                             (8,850)        (233,192)          (8,850)        (460,874)
                                         ----------      -----------      -----------      -----------
Net loss                                   (362,504)        (570,576)        (630,602)      (1,846,199)
                                         ==========      ===========      ===========      ===========


Basic and diluted net loss per share     $    0.019      $     0.027      $     0.033      $      0.09

Weighted average common shares
 outstanding                             19,071,684       21,190,760       19,071,684       20,321,395
                                         ==========      ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                                      F4-3

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                    3 months ended   3 months ended   9 months ended   9 months ended
                                     September 30,    September 30,    September 30,    September 30,
                                         2002             2003             2002             2003
                                    --------------   --------------   --------------   --------------
Net loss                                  (362,504)        (570,576)        (630,602)      (1,846,199)

Cumulative translation adjustment          (35,020)         (37,271)         (25,520)        (100,126)
                                    --------------   --------------   --------------   --------------
Comprehensive loss                        (397,524)        (607,847)        (656,122)      (1,946,325)
                                    ==============   ==============   ==============   ==============

See accompanying notes to consolidated financial statements.

                                      F4-4

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                 Nine months ended September 30
                                                 ------------------------------
                                                      2002            2003
                                                   -----------    -----------
Cash flows from operating activities:

Net loss                                            $(630,602)   $(1,846,199)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation                                            1,539          9,941
Amortization of intangible assets                      41,130        117,157
Foreign exchange gain                                 (10,932)       (70,600)
Amortisation of discount on debentures                   --          348,411

Changes in working capital:

Accounts receivable                                      --          (87,295)
Inventories                                          (183,735)       (17,556)
Other current assets                                  (22,668)       (89,133)
Accounts payable and other accrued liabilities        146,452      1,039,877
                                                   ----------    -----------
Net cash used in operating activities                (658,816)      (595,397)
                                                   ==========    ===========

Cash flows from investing activities:

Purchase of plant and equipment                      (116,925)       (76,552)
Purchase of intangibles                              (259,794)       (43,021)
                                                   ----------    -----------
Net cash used in investing activities                (376,719)      (119,573)
                                                   ==========    ===========

Cash flows from financing activities:

Short term borrowings, net                            234,210           (418)
Stockholders' advances account                        877,828        (77,872)
Advances from factor                                     --            2,239
Convertible debentures                                   --          785,000
                                                   ----------    -----------
Net cash provided from financing activities         1,112,038        708,949
                                                   ==========    ===========
Cumulative translation adjustment                     (38,426)         7,744
                                                   ===========   ===========
Increase in cash and cash equivalents                  38,077          1,723
Cash and cash equivalents, beginning of period           --            9,870
                                                   ----------    -----------
Cash and cash equivalents, end of period               38,077    $    11,593
                                                   ===========   ===========

Supplemental disclosure of cash flow information

Interest paid                                      $       15    $       666
                                                   ===========   ===========
Purchase of licenses through issuance of long
term liabilities                                   $1,400,000    $     8,336
                                                   ===========   ===========
Accounting for reverse acquisition                 $     --      $   208,500
                                                   ===========   ===========


          See accompanying notes to consolidated financial statements.

                                      F4-5

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.          Description of Business and Future Prospects

            Peak Entertainment Holdings, Inc, formerly Peak Entertainment Ltd., was formed on November 20, 2001, an integrated media group focused on children. Its activities include the production of television entertainment, character licensing and consumer products development, including toy and gift manufacturing and distribution. Integration enables Peak Entertainment Holdings, Inc. to take a property from concept to consumer, in-house, controlling and coordinating broadcast, promotions and product launches (toys, apparel, video games, etc.) to build market momentum and worldwide brand quality.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As explained below, the Company has sustained recurring operating losses and has a net capital deficiency as of September 30, 2003. On April 22, 2003, the Company completed a reverse acquisition with a public shell and has become a public company with access to the US capital markets. Immediately following the reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the Company's common stock. The Company received $300,000 at the time of issuance of the debentures and warrants and has since received the balance.

            The Company has developed a business plan to increase revenue by capitalizing on its integrated media products. However, the Company must obtain funds from outside sources in fiscal 2003 to provide needed liquidity and successfully implement its business plan. Presently, the Company has no firm commitments from outside sources to provide these funds. These factors raise substantial doubt about the Company's ability to continue in existence. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty. While the Company is optimistic that it can execute its revised business plan, there can be no assurance that:

            A. Increased sales necessary to obtain profitability will materialize, and

            B. The Company will be able to raise sufficient cash to fund the additional working capital requirements.

2.          Summary of Significant Accounting Policies

            (A)         Principals of Consolidation and Combination

            The accompanying combined financial statements include the accounts of Jusco Toys Ltd, Jusco UK Ltd, Wembley Sportsmaster Ltd and Cameo Collectables Ltd after elimination of inter-company transactions and balances. Jusco Toys Ltd, Jusco UK Ltd and Wembley Sportsmaster Ltd are wholly-owned subsidiaries of Peak Entertainment Holdings, Inc, which is owned by Wilfred and Paula Shorrocks. Cameo Collectables Ltd was formed on August 20, 2002 and is owned by Wilfred and Paula Shorrocks. The financial statements of Cameo Collectables Ltd have been combined with Peak Entertainment Holdings, Inc as both entities were under common control until February 7, 2003, when Peak Entertainment Holdings, Inc acquired the whole of the share capital in Cameo Collectables Ltd, by means of a share for share exchange.


                                      F4-6

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.          Summary of Significant Accounting Policies (continued)

            (B)         Interim Financial Information

                        In the opinion of management, the interim financial information as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

                        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the consolidated financial statements, and the notes thereto, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

            (C)         Risks and Uncertainties

                        The entertainment/media industry is highly competitive. The Company competes with many companies, including larger, well capitalized companies that have significantly greater financial and other resources. The Company's success is dependent upon the appeal of its entertainment products. Consumer preferences with respect to entertainment products are continuously changing and are difficult to predict. Therefore, the Company's success will depend on its ability to redesign, restyle and extend the useful life of products and to develop, introduce and gain customer acceptance of new entertainment products. The Company's ability, or inability, to manage these risk factors could influence future financial and operating results.


                                      F4-7

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.          Summary of Significant Accounting Policies (continued)

            (D)         Revenue Recognition

                        The Company generates revenues from three distinct sources; the license fees generated from the production of television entertainment, character licensing and sales of character related consumer products. Revenues from the production of television entertainment is recognized in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". Under this guidance, the Company recognizes revenue from the sale of television entertainment when all of the following conditions are met:

                        A. Persuasive evidence of a sale or licensing arrangement with a customer exists,

                        B. The television episode is complete and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery,

                        C. The license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale, and

                        D.          The arrangement fee is fixed or
                                    determinable.

                        Revenue from character licensing arrangements is recognized over the life of the agreement. Revenue from the sale of character related consumer products is recognized at the time of shipment when title of the products passes to the customer. Amounts received in advance are recorded as unearned revenue until the earnings process is complete.

            (E)         Intangible assets and amortization

                        Intangible assets are stated at cost less accumulated amortization and any provision for impairment. Amortization is provided on intangible fixed assets over their expected useful lives as follows:

                        Trade marks                         - 10 years
                        Website development costs           - 3 years

                        Licensing rights are amortised on a straight line basis over the term of the agreement, which range from 3 years
                        - 20 years.

                        Web Site Development Costs

                        In March 2000, EITF No. 00-02, Accounting for Website Development Costs, was issued which addresses how an entity should account for costs incurred in website development. EITF 00-02 distinguishes between those costs incurred during the development, application and infrastructure development stage and those costs incurred during the operating stage. The Company expenses all costs incurred during the development and operating stages. The Company evaluates costs incurred during the applications and infrastructure development stage using the guidance in Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".


                                      F4-8

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.          Summary of Significant Accounting Policies (continued)

            (F)         Plant and equipment

                        Plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on plant and equipment over their expected useful lives as follows:

                        Fixtures & fittings     - 10 years
                        Moulds and Tooling      -   5 years
                        Computer equipment      -   4 years

                        Costs associated with the repair and maintenance of plant and equipment are expensed as incurred.

            (G)         Film and television costs

                        The Company capitalizes the costs of developing film and television projects in accordance with Statement of Position 00-2 "Accounting by Producers or Distributors of Film". These costs will be amortized using the individual-film-forecast-computation method, which amortizes costs in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue at the beginning of the current fiscal year. The Company has recorded no amortization to date as revenue has yet to be recognized.

            (H)         Asset Impairment

                        The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

            (I)         Cash Equivalents

                        For purposes of the statements of cash flows, all temporary investments purchased with a maturity of three months or less are considered to be cash equivalents.

            (J)         Inventories

                        Inventory is valued at the lower of cost or market, with cost being determined on the first-in, first-out basis. The Company reviews the book value of slow-moving items, discounted product lines and individual products to determine if these items are properly valued. The Company identifies these items and assesses the ability to dispose of them at a price greater than cost. If it is determined that cost is less than market value, then cost is used for inventory valuation. If market value is less than cost, then the Company establishes a reserve for the amount required to value the inventory at market. It the Company is not able to achieve its expectations of the net realizable value of the inventory at its current value, the Company adjusts its reserve accordingly. Inventory is comprised entirely of finished goods.


                                      F4-9

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.          Summary of Significant Accounting Policies (continued)

            (K)         Advertising costs

                        Advertising costs, included in selling, general and administrative expenses, are expensed as incurred and were nil for the three months and nine months ended September 30, 2002 and $23,459 and $30,922 for the three and nine months ended September 30, 2003, respectively.

            (L)         Foreign currencies

                        The Company uses the British Pound as its functional currency. Transactions denominated in foreign currencies are translated at the year-end rate with any differences recorded as foreign currency transaction gains and losses and are included in the determination of net income or loss. The Company has translated the financial statements into US Dollars. Accordingly, assets and liabilities are translated using the exchange rate in effect at the balance sheet date, while income and expenses are translated using average rates. Translation adjustments are reported as a separate component of stockholders' equity.

            (M)         Income taxes

                        Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No 109 "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS No 109, deferred tax assets are recognised for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognised for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

            (N)         Use of Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from such estimates.


                                     F4-10

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.          Summary of Significant Accounting Policies (continued)

            (O)         Earnings Per Share

                        Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

                        For the purposes of calculating earnings per share at December 31, 2002 the Company has retroactively restated its outstanding common stock based upon the stock split declared on April 22, 2003 (See Note 10).

                        Basic and diluted earnings per share are the same during quarters ended September 30, 2002 and 2003 as the impact of dilutive securities is antidilutive. There are 2,215,000 warrants to purchase shares of the Company's Common stock currently outstanding.

            (P)         Recent Accounting Pronouncements

                        In June 2002, the FASB issued Statements No 146, "Accounting for Costs Associated with Exit or disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" is replaced by this Statement. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted this Statement on January 1, 2003 and the adoption had no affect on the Company's financial statements for the period ended June 30, 2003.

                        In April 2003, the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". The Statement amends Statement 133 for decisions made by the Derivatives Implementation Group, in particular the meaning of an initial net investment, the meaning of underlying and the characteristics of a derivative that contains financing components. Presently, the Company has no derivative financial instruments and, therefore, believes that adoption of the Statement will have no effect on its financial statements.

                        In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement requires that the issuer classify certain instruments as liabilities, rather than equity, or so-called mezzanine equity. Presently, the Company has no financial instruments that come under the scope of the Statement and, therefore, believe that adoption of the new Statement will have no impact on its financial statements.


                                     F4-11

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.          Plant and Equipment

            Plant and equipment comprise the following at September 30, 2003.

            Fixtures and fittings                                   64,695
            Moulds and tooling                                     117,613
            Computer equipment                                      38,812
                                                                   -------
                                                                   221,120

            Accumulated depreciation                                13,120
                                                                   -------
                                                                   208,000
                                                                   =======

            The Company is not currently using or depreciating the moulds and tooling acquired from the acquisition of Jusco Toys Ltd, due to the enquiry from the Hong Kong Inland Revenue Department. These moulds and tooling will be utilized once the enquiry has been settled and management believes that no impairment has occurred. The Company owns other moulds and tooling included above that has a cost of $31,371, which it is currently using and hence depreciating.

4.          Intangible Assets


                                                      Accumulated
                                           Cost       amortization       Total

            Licences                    $1,860,544     $  168,427     $1,692,117
            Trademarks                     118,237          5,492        112,745
            Film and television costs      166,847             --        166,847
            Website costs                   21,572          4,426        166,847
                                        ----------     ----------     ----------
                                        $2,167,200     $  178,345     $1,988,855
                                        ==========     ==========     ==========

            As of December 31, 2002, the estimated aggregate amortization expense, based on current levels of intangible assets for the succeeding five years is as follows:

                                                                         $

                        December 31, 2003                             155,893
                        December 31, 2004                             156,366
                        December 31, 2005                             145,809
                        December 31, 2006                              91,943
                        December 31, 2007                              91,943



                                     F4-12

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.          Short Term Borrowings

            On July 10, 2002, the Company borrowed $240,000 from an individual lender. The debt bears interest at 20% per year. The debt and all accrued interest was due on January 10, 2003. The debt is collateralized by certain inventory of the Company's subsidiary, Jusco UK Limited.

6.          Advances from Factor

            On January 13, 2003 Peak Entertainment Holdings, Inc entered into an invoice factoring agreement with IFT London Ltd. Under the agreement, the Company specifically identifies receivables that it wants to receive advances on and submits them to the factor. Once the factor approves the receivables that are submitted, the Company receives 70% of the invoice amount. Customers are then instructed to pay the factor directly. When the customer pays the entire outstanding balance to the factor, the Company receives the remaining 30% of the invoice amount, less a financing charge equal to 8% of the total invoice amount.

            The Company accounts for this arrangement in accordance with Statement of Financial Accounting Standard No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Under the agreement any invoices not paid prior to the end of the recourse periods are reassigned to the Company. Accordingly, the Company records the advances received as a liability until the customer invoice is paid in full. In addition, the Company recognizes the interest charge in full at the time the initial advance is received.

7.          Commitments

            The Company leases certain buildings under non-cancellable operating leases. Future minimum lease payments under those leases are as follows at September 30, 2003.

            Year ending December 31, 2003                               $56,124
                                                                        =======

            Rent expense for all operating leases charged against earnings amounted to $14,232 and $44,571 in the three months and nine months ended September 30, 2003 respectively and $15,904 and $41,193 in the three months and nine months ended September 30, 2002.


                                     F4-13

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.          Transactions with related parties

            The relationship between the Company and its related parties are:

            Wilfred and Paula Shorrocks are deemed to be related parties as they are directors and shareholders of the following companies: Jusco UK Ltd, Jusco Toys Ltd, Wembley Sportsmaster Ltd, Cameo Collectables Ltd and Peak Entertainment Holdings, Inc.

            During the six months the Company had the following transactions with its related parties:

            a)          Wilfred and Paula Shorrocks

                        i)          Movements on stockholders' advances account

                                    Balance due by the Company December 31, 2002                $ 894,193
                                    Cash repayments                                              (115,366)
                                    Foreign exchange loss                                          69,265
                                                                                                ---------
                                    Balance due by the Company at September 30, 2003              848,092
                                                                                                =========

                                    There are no terms for repayment and no
                                    interest has been charged to the Company during the period.

                        ii)         License agreement

                                    On April 30, 2002 the Company entered into a license agreement with Wilfred and Paula Shorrocks whereby the Company acquired the exclusive rights to apply various intellectual properties to the manufacture, distribution and sale of products on a worldwide basis. Under the terms of the agreement the Company has undertaken to pay to Wilfred and Paula Shorrocks a guaranteed minimum royalties amount of US $1,000,000, with the agreement due to expire on December 31, 2023. There are no set payment terms. This liability is included in unearned royalties and other advances.

9.          Warrants

            On February 28, 2002, Palladium, the predecessor to Peak Entertainment Holdings, Inc issued warrants to purchase 645,000 shares of the Company's common stock at $0.31 per share. The warrants are for a term of 5 years and expire on February 28, 2007. On April 22, 2003 Peak Entertainment Holdings, Inc. issued warrants to purchase 1,570,000 shares of the Company's common stock at $0.31 per share. The warrants are for a term of 5 years and expire on April 22, 2008. These warrants are still outstanding as of September 30, 2003, and can be exercised to purchase shares of Peak Entertainment Holdings, Inc.

            In July 2003, pursuant to a consulting agreement with POW! Entertainment LLC and Stan Lee, the Company issued to POW warrants to purchase 750,000 shares of the Company's common stock, exercisable for five years at $0.35 per share. Warrants to purchase 375,000 shares vested upon execution of the consulting agreement, and the remaining warrants to purchase the remaining 375,000 shares are to vest after one year. After one year, POW has the right to demand registration of the shares of common stock underlying the warrant at the Company's expense.


                                     F4-14

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.          Warrants (Continued)

            In July 2003, pursuant to a consulting agreement with Jack Kuessous, the Company issued to Kuessous warrants to purchase 240,000 shares of common stock, exercisable for three years at $1.20 per share. Kuessous advanced $100,000 to the Company. The Company is negotiating with Kuessous the terms of repayment of the advance through an issuance of shares of the Company's common stock and an exchange of the warrants issued to Kuessous for warrants exercisable at a different exercise price.

10.         Reverse Acquisition

            On April 22, 2003, Palladium Communications, Inc. ("Palladium") (a US public company) issued 19,071,684 shares of its common stock for all of the outstanding common stock of Peak Entertainment Holdings, Inc. Immediately prior to the transaction, Peak Entertainment Holdings, Inc authorized a stock split so that the outstanding shares of common stock were increased from 4 to 19,071,684. Immediately after the transaction, the shareholders of Peak Entertainment Holdings, Inc (Wilf and Paula Shorrocks) owned approximately 90% of the outstanding common stock of Palladium. Pursuant to an asset purchase agreement, dated as of April 22, 2003, Palladium had transferred substantially all of its assets and certain liabilities, excluding the ownership of Peak Entertainment Ltd., to Palladium Consulting Group, LLC. Therefore at the time of the acquisition Palladium was considered to be public shell. This transaction was accounted for as a reverse acquisition of a public shell.

            The accounting for a reverse acquisition with a public shell is considered to be a capital transaction rather than a business combination. That is, the transaction is equivalent to the issuance of common stock by Peak for the net monetary assets of Palladium, accompanied by a recapitalization. Palladium's net assets have been recorded at carryover basis and no goodwill has been generated in the transaction. The historical financial statements of the "registrant" became those of Peak Entertainment Holdings, Inc.

            Balance Sheet Adjustments

            The following is a summary of the adjustments to effect the recapitalization:


                                                                     Additional                 Other
                  Stockholders' Equity                  Common       Paid In     Retained     Comprehensive
                                           Shares       Stock        Capital     Earnings     Income             Total
                                         ----------   ----------   ----------   -----------   -------------   -----------
                  Peak Entertainment
                  Holdings Inc - April
                  22, 2003                        2   $        6   $        0   -$1,346,875        -$42,096   -$1,388,965
                  Stock split(1)         19,071,682       19,072      -19,072          --                            --
                                         ----------   ----------   ----------   -----------   -------------   -----------
                  Subtotal               19,071,684       19,078      -19,072    -1,346,875         -42,096    -1,388,965
                  Palladium
                  Communications, Inc.
                  - Net assets on April
                  22, 2003 (2)            2,119,076        2,119     -210,619         --              --         -208,500
                                         ----------   ----------   ----------   -----------   -------------   -----------
                  Total stockholder      21,190,760   $   21,197    -$229,691   -$1,346,875        -$42,096   -$1,597,465
                  Equity immediately
                  after the
                  recapitalization

                                     F4-15

               PEAK ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.         Reverse Acquisition (continued)

            In order to effect the merger, the following transactions were recorded:

            1. Peak Entertainment Holdings, Inc completed a 9,535,842 for 1 stock split. This transaction has no impact on total stockholders' equity.

            2. The net deficit of Palladium, $208,500, at the time of transaction is included in stockholders' equity. The other side of this transaction is to add $208,500 in liabilities related to convertible debentures to the historical financial statements of Peak Entertainment Holdings, Inc.

            On April 22, 2003, immediately following the recapitalization, to obtain funding for ongoing operations reverse acquisition, the Company issued $785,000 in convertible debentures and warrants to purchase 1,570,000 shares of the Company's common stock.

            The debentures bear interest at 12%, mature one year from the date of issuance and are convertible at the option of the holder at the lower of $1.00 or 50% off the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The warrants are exercisable at the average of the three lowest trading prices of the common stock during the 20 trading days immediately prior to the date of filing of a registration statement.

            The Company has recorded these debentures and warrants in accordance with the provisions of EITE 00-27 "Application of Issue 98-5 to Certain Convertible Instruments". Under the provisions of EITF 00-27, the Company has allocated the total proceeds received between the convertible debentures and the warrants based on their relative fair value at the date of issuance. The Company then estimated the intrinsic value of the beneficial conversion feature resulting from the ability of the debenture holders to convert at a 50% discount. As a result, the Company has recorded a debt discount of $785,000. The debt discount will be amortized as interest expense over the life of the debentures, which is one year.

11.         Contingent Liabilities

            The Company is presently under enquiry from the Hong Kong Inland Revenue Department. At this point in time, management believes that this enquiry will not have a material adverse impact on the Company's financial condition or results of operations.


                                     F4-16

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNTS

SEC Registration fee                                            $ 544.30
Accounting fees and expenses                                   25,000.00*
Legal fees and expenses                                        50,000.00*
Miscellaneous                                                   4,466.70*
                                                               ---------
                        TOTAL                                  80,000.00*
                                                               =========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 29, 2004, we entered into a Securities Purchase Agreement with Shai Stern. Pursuant to the agreement, we sold $50,000 in 8% convertible debentures due January 29, 2007 and 100,000 common stock purchase warrants. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. Annual interest payments on the debentures are due on January 29 of each year, commencing with January 29, 2005. At our option, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause us to issue common stock in exchange for interest. The warrants are exercisable at a price of $0.50 per share. After the tenth consecutive business day in which our common stock trades at $3.00 or greater, the warrants become redeemable at $0.10 per warrant. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On January 23, 2004, the Company entered into an agreement for services with Vintage Filings, LLC. We issued 300,000 common stock purchase warrants, exercisable for three years at $0.50 per share pursuant to the agreement. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On January 5, 2004, the Company entered into Securities Purchase Agreements with four accredited investors: Platinum Partners Global Macro Fund LP, Gary Barnett, Millstones Brands Inc. and Dan Brecher. Pursuant to the agreements, the Company sold $1,500,000 in 8% convertible debentures due January 5, 2007 and 3,000,000 common stock purchase warrants. The purchase price totaled $1,500,000, of which $750,000 was paid in cash, and $750,000 by promissory notes. The principal amount of the debentures, plus any accrued and unpaid interest on the debentures, may be converted into shares of common stock at the conversion price of $0.30 per share. The conversion price may be adjusted downward for issuances of securities by the Company at prices below the lower of $.50 per common share, or fair market value for such securities as determined at the time of issuance. Annual interest payments on the debentures are due on January 7 of each year, commencing with January 7, 2005. At the option of the Company, interest payments may be accrued beyond the annual interest payment date, in which event the debenture holder shall have the option to accrue the interest payment then due for another interest payment period, or cause the Company to issue common stock in exchange for interest. Unless upon 75 days prior written notice, the debenture and warrant holder may not convert the debentures or warrants for shares of common stock to the extent that such conversion would cause it to beneficially own 4.9% or more of our then issued and outstanding common stock. After the tenth consecutive business day in which our common stock trades at $3.00 or greater, the warrants becomes redeemable at $0.10 per warrant. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On January 5, 2004, the Company completed a Settlement Agreement and Release dated as of December 22, 2003 with The N.I.R. Group, LLC, AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. (formerly known as AJW/New Millennium Offshore, Ltd.), and AJW Qualified Partners, LLC (formerly known as Pegasus Capital Partners, LLC). Under the agreement, the Company exchanged $1,000,000 and 1,000,000 shares of our unregistered common stock in return for the surrender of an aggregate of $215,000 principal amount of 12% convertible debentures and warrants to purchase 645,000 shares of common stock, issued pursuant to a Securities Purchase Agreement dated as of February 28, 2002, and an aggregate of $785,000 principal amount of 12% convertible debentures and warrants to purchase 1,570,000 shares of common stock, issued pursuant to a Securities Purchase Agreement dated as of April 22, 2003. The $1,000,000 payment consisted of $500,000 in cash and $500,000 by promissory notes. The promissory notes are payable no later than March 22, 2004. Payment of the promissory notes is secured by $500,000 placed in escrow. The agreement provides that, after a period of thirteen months, all of the 1,000,000 shares of common stock still owned at that time may be put to us at $.75 per share, on an all-or-none basis, for a one month period. The Company also paid for $10,000 of the former debenture holders' legal fees and expenses in connection with the transaction. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

The Company entered into an Amendment to the Consulting Agreement, dated as of December 17, 2003, amending a July 2003 consulting agreement with Jack Kuessous pursuant to which the Company issued to Kuessous warrants to purchase 240,000 shares of common stock, exercisable for three years at $1.20 per share. Under the amendment, we issued warrants to purchase 240,000 shares of common stock, exercisable for three years at $0.50 per share in exchange for the previously issued warrants. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

The Company entered into a Cancellation of Debt in Exchange for Securities Agreement, dated as of December 17, 2003, whereby the Company exchanged a debt of $100,000 owed to Jack Kuessous in exchange for 583,333 shares of common stock and 150,000 common stock purchase warrants exercisable for three years at $0.50 per share. Kuessous had loaned $100,000 to us in or about July 2003. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

In July 2003, pursuant to a consulting agreement with POW! Entertainment LLC and Stan Lee, the Company issued to POW warrants to purchase 750,000 shares of our common stock, exercisable for five years at $0.35 per share. Warrants to purchase 375,000 shares vested upon execution of the consulting agreement, and the remaining warrants to purchase the remaining 375,000 shares are to vest after one year. After one year, POW has the right to demand registration of the shares of common stock underlying the warrant at our expense. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On April 22, 2003, Peak Entertainment Ltd., together with its subsidiaries, were acquired by Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company", formerly Palladium Communications, Inc.). Under the terms of the agreement, the Company acquired 100 percent of Peak Entertainment's stock in exchange for the issuance by Company of 19,071,684 shares of its common stock to the 12 holders of Peak Entertainment common stock. Each of those persons receiving shares of our common stock was an accredited investor as that term is defined under Regulation D of the Securities Act of 1933, as amended. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On April 22, 2003, immediately following the acquisition of Peak Entertainment, to obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) $785,000 in convertible debentures and (ii) warrants to buy 1,570,000 shares of common stock. The investors are obligated to provide us with an aggregate of $785,000, all of which has been funded to date. The debentures bear interest at 12%, mature one year from the date of issuance, and are convertible into shares of our common stock, at the selling stockholders' option, at the lower of (i) $1.00 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact essentially no limit on the number of shares into which the debentures may be converted. The warrants are exercisable at a price of $0.31 per share. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

In March, 2002, we issued 7,500 common shares valued at $37,500 to NIR Group, LLC for consulting services. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On February 28, 2002, we issued secured convertible debentures in the principal amount of $200,000 to four accredited investors. The convertible debentures carry a 12% interest rate and mature April 21, 2004, as amended. The debentures may be converted into common shares and the amount of common shares will be determined upon the market price of our shares at the time of conversion. We also granted warrants to purchase 600,000 common shares, which expire through February 28, 2005. In connection with the same transaction, on March 14, 2003, the same investors funded an additional $15,000 and we issued $15,000 of convertible debentures and warrants to purchase 45,000 shares of our common stock. We relied on an exemption from registration for a limited offering to accredited investors provided by Rule 506 of Regulation D of the Securities Act.

On February 5, 2002, we issued an aggregate of 103,000 common shares to satisfy debts under promissory notes. We issued 58,000 shares valued at approximately $60,000 to DL Capital, Inc.; we issued 30,600 shares valued at approximately $32,000 to The Wellesley Capital Group, LLC and issued 14,400 shares valued at approximately $15,000 to The Jericho Group, LLC. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On February 5, 2002, we issued an aggregate of 7,000 common shares valued at approximately $9,800 to twelve shareholders of NetMart 2020, Inc. in exchange for approximately 2.1 million shares of that corporation. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On November 29, 2001, we issued an aggregate of 4,000 common shares valued at approximately $40,000 to UTEK Corporation in consideration for technology services to be provided under an agreement dated November 28, 2001. The shares vest in the amount of 333 shares per month over a twelve month period. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On August 31, 2001, our Board authorized the issuance of an aggregate of 1,830,000 common shares valued at approximately $700,000 to the twenty-five shareholders of Palladium in exchange for approximately 6,500 shares of Palladium common stock outstanding. We relied on an exemption from registration for a private transaction not involving a public distribution provided by
Section 4(2) under the Securities Act.

On June 29, 2001, our Board authorized the issuance of an aggregate of 3,100 common shares for services valued at approximately $257,300. Of these shares West Park Holdings, LLC received 2,500 shares for advisory services valued at approximately $207,500; 500 shares were issued to Video Plus, Inc. for printing and video duplication services valued at approximately $41,500; and Hand Arendall, LLC received 100 shares for legal services valued at approximately $8,300. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On December 8, 2000, we issued 135,000 common shares valued at $13,500 to Lowell
G. Mims, Kelly Turner and Richard E. Bowlds in exchange for the 1,000,000 shares of USAOneStar they each held. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

All of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

For issuances prior to March 31, 2003, the number of shares have been adjusted to reflect a one-for-100 reverse stock split effected on March 31, 2003.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Peak Entertainment Holdings, Inc., a Nevada corporation.


Exhibit No.         Description
-----------         -----------

2.1 Agreement and Plan of Reorganization between Corvallis and USAOneStar, dated October 31, 2000 (Incorporated by reference to exhibit 2.1 of Form 10-QSB filed on November 14, 2000)

2.2 Agreement and Plan of Reorganization between USAOneStar and Palladium, dated August 31, 2001 (Incorporated by reference to exhibit 2.1 of Form 8-K filed on September 14, 2000)

2.3 Agreement and Plan of Acquisition by and among Palladium Communications, Inc., Peak Entertainment, Ltd., Wilfred Shorrocks and Paula Shorrocks, made as of the 22nd day of April, 2003 (Incorporated by reference to exhibit 10.1 of Form 8-K filed on May 7, 2003)

2.4* Asset Purchase Agreement, dated as of April 22, 2003, between Palladium Communications, Inc. and Palladium Consulting Group LLC

3.1 Articles of Incorporation, as amended (Incorporated by reference to exhibit 3.1 of Form 8-K filed on February 7,
                    2002)

3.2 Bylaws (Incorporated by reference to exhibit 5 of Form S-18 filed on November 9, 1987)

4.1*                Securities Purchase Agreement, dated as of February 2002

4.2*                Amendment to Securities Purchase Agreement, dated June 17,
                    2003

4.3*                Securities Purchase Agreement, dated as of April 22, 2003

4.4 Disclosure Schedules to Securities Purchase Agreement dated April 22, 2003 (Incorporated by reference to exhibit 10.1 of Form 10-QSB filed on November 26, 2003)

4.5*                January 2004 Securities Purchase Agreement for $1,000,000

4.6*                January 2004 Securities Purchase Agreement for $500,000

4.7*                January 2004 Securities Purchase Agreement for $50,000

5.1*                Law Offices of Dan Brecher Opinion and Consent

10.1*               License Agreement with Wilf and Paula Shorrocks, dated April
                    30, 2002

10.2 Consulting Agreement with POW! Entertainment and Stan Lee (Incorporated by reference to exhibit 10.2 of Form 10-QSB filed on November 26, 2003)

10.3 Consulting Agreement with Jack Kuessous with Form of Warrant (Incorporated by reference to exhibit 10.3 of Form 10-QSB filed on November 26, 2003)

10.4*               Amended Consulting Agreement with Jack Kuessous

10.5*               Cancellation of Debt Agreement with Jack Kuessous

10.6*               Settlement of Debt Agreement

10.7* License Agreement with Morrison Entertainment Group, Inc., dated February 25, 2002

10.8*               License Agreement with Jesco Imports, Inc., dated June 1,
                    2002

10.9*               License Agreement with Toontastic Publishing Ltd, dated
                    December 5, 2002

10.10*              License Agreement with SAN-X Co., Ltd., dated January 14,
                    2003

10.11*              Distribution Agreement, dated January 20, 2003, with
                    Character Options Ltd.

10.12*              Agency Agreement with Colin Lisle & Associates Ltd, dated
                    February 4, 2003

10.13* Agreement between Peak Entertainment Ltd. and GMTV of the London Television Centre, dated February 17, 2003

10.14*              Agreement, dated April 28, 2003, with The Silly Goose
                    Company, LLC

10.15*              Distribution Agreement, dated July 1, 2003 with Perfectly
                    Plush Inc.

10.16* International Representation Agreement with Haven Licensing Pty Ltd, dated August 19, 2003, 2003

10.17* International Representation Agreement with Character Licensing & Marketing, dated September 17, 2003

10.18* International Representation Agreement with Kidz Entertainment, dated October 31, 2003

10.19*              License Agreement with Radica UK Ltd., dated December 12,
                    2003

10.20* Entertainment Production Agreement, dated as of December 16, 2003, with The Silly Goose Company, LLC

10.21* Agreement for the Provision of Co Production Services with Cosgrove Hall Films Ltd., dated January 9, 2004

10.22* Terms of understanding with Moody Street Kids and Funbag Animation Studios Inc.

10.23*              Agreement with POW! Entertainment, dated January 23, 2004

10.24*              Agreement with Mainframe Entertainment, Inc. dated June 1,
                    2003

10.25*              Agreement for Services with Vintage Filings, LLC, dated
                    January 23, 2004

21*                 Subsidiaries

23.1*               Consent of goodband, viner & taylor

23.2*               Consent of legal counsel (see Exhibit 5.1).

--------------------------
*  Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Bakewell, Derbyshire, United Kingdom, on February 2, 2004.


                                      PEAK ENTERTAINMENT HOLDINGS, INC.


                                      By:  /s/ WILFRED SHORROCKS
                                           ------------------------------------
                                           Wilfred Shorrocks,
                                           Chairman and Chief Executive Officer


            In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                        TITLE                                                DATE
---------                                        -----                                                ----
/s/ WILFRED SHORROCKS               President, Chairman, and Chief Executive Officer            February 2, 2004
-----------------------------       (Principal Executive Officer)
Wilfred Shorrocks


/s/ PAULA SHORROCKS                 Vice President and Director                                 February 2, 2004
-----------------------------
Paula Shorrocks


/s/ PHIL OGDEN                      Vice President and Director                                 February 2, 2004
-----------------------------
Phil Ogden


/s/ ALAN SHORROCKS                  Vice President and Director                                 February 2, 2004
-----------------------------
Alan Shorrocks


/s/ Nicola Yeomans                  Vice President                                              February 2, 2004
-----------------------------       (Principal Accounting Officer)
Nicola Yeomans


/s/ TERENCE HERZOG                   Director                                                   February 2, 2004
-----------------------------
Terence Herzog

/s/ MICHAEL SCHENKEIN                Director                                                   February 2, 2004
-----------------------------
Michael Schenkein